Exhibit 10.3

Prepared by and upon

Recording Mail to:

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

Attn: Dennis M. Sughrue

MORTGAGE, SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES AND RENTS

This MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS is made and entered into on the 21st day of October, 2011 TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company, having an address at c/o Thompson National Properties, LLC, 1900 Main Street, Suite 700, Irvine, CA 92614 (“Mortgagor”), in favor of TL DOF III HOLDING CORPORATION, a Delaware corporation, having an address at c/o Torchlight Investors, 230 Park Avenue, New York, New York 10169 (together with its successors and/or assigns, “Mortgagee”).

W I T N E S S E T H:

WHEREAS, capitalized terms used herein and not defined shall have the meanings given thereto in Article 7 hereof.

WHEREAS, as of June 21, 2011, Mortgagor acquired all of the interests of M & I Marshall & Isley Bank (“M&I”) in those certain loans in the original principal amount of $42,467,593 (the “Original Loan”) made by M&I to Constitution Trail, LLC, a Nebraska limited liability company, and secured by certain land more particularly described on Exhibit A attached hereto (the “Land”) and the Improvements (hereinafter defined) located thereon (collectively, the “Premises”);

WHEREAS, pursuant to that certain Credit Agreement, dated as of June 21, 2011, between Mortgagor and Mortgagee (the “Credit Agreement”), Mortgagee made a loan of $15,300,000 to Mortgagor to finance Mortgagee’s acquisition of the Original Loan, evidenced by a Promissory Note, dated June 21, 2011, in the original principal amount of $15,300,000, by Mortgagor in favor of Mortgagee (the “Original Note”);

WHEREAS, on the date hereof, Mortgagor acquired fee title to the Premises, whereupon, in accordance with the terms of the Credit Agreement, (i) Mortgagor and Mortgagee terminated the Credit Agreement, (ii) Mortgagee cancelled the Original Note and (iii) Mortgagor executed and delivered to Mortgagee a Promissory Note in the original, principal amount of Fifteen Million Five Hundred Forty-Three Thousand Six Hundred Ninety-Six and 00/100 (15,543,696.00) (the “Note”);

WHEREAS, the loan evidenced by the Note is herein referred to as the “Loan”;

WHEREAS, Mortgagor is making this Mortgage as security for Mortgagor’s obligations under the Note and the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, Mortgagor hereby covenants and agrees as follows:

THE GRANTING CLAUSE:

In order to secure the payment of the principal, interest and other sums due under the Note, this Mortgage and the other Loan Documents, Mortgagor does hereby grant, bargain, sell, mortgage, warrant, pledge, assign, transfer and convey to Mortgagee the following property (collectively hereinafter referred to as the “Mortgaged Property”):

(a) the Land;

(b) all additional lands and estates hereafter acquired by Mortgagor for use in connection with the Land and all lands and estates that may, from time to time, by supplemental mortgage or additional agreement be made subject to the lien of this Mortgage;

(c) any improvements, structures and buildings and any alterations thereto or replacements thereof, now or hereafter erected upon the Land, all fixtures, fittings, appliances, apparatus, equipment, machinery, material and replacements thereof (other than those articles of personal property owned by tenants under the “Leases” (as defined in clause (d) below)) now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Land or such improvements, and any and all structures or buildings, including but not limited to furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, sinks, gas and electric fixtures, stoves, ranges, ovens, disposals, dishwashers, hood and fan combinations, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, kitchen equipment, laundry equipment, plants and shrubbery and all other equipment and machinery, appliances, fittings and fixtures of every nature whatsoever now or hereafter owned or acquired by Mortgagor and located in or on, or attached to, and used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and owned by Mortgagor, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures subject to any lien, security interest or claim, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby (collectively, the “Improvements”);

(d) all leases and all other occupancy agreements (written or oral), by concession, license or otherwise (including any guarantees or sureties of any of the foregoing), of the Mortgaged Property, or any part thereof, now existing or hereafter entered into between Mortgagor (or any predecessor or successor in interest as owner of the Mortgaged Property or otherwise) and tenants of Mortgagor (or such predecessor in interest), and all right, title and interest of Mortgagor therein and thereunder, including cash, securities, letters of credit or other security deposited thereunder to secure performance by the tenants under the Leases of their obligations thereunder and any proof of claim in any bankruptcy proceeding instituted by or against any such tenant or guarantor and the right to enforce, whether by action at law or in equity or by other means, all provisions, covenants and agreements thereof (hereinafter collectively referred to as the “Leases”);

(e) all furniture, furnishings, equipment and other articles of personal property, together with all replacements and renewals thereof, other than those articles of trade fixtures and other personal property owned by tenants under the Leases, now or at any time hereafter placed upon, located in or used in any way in connection with the complete and comfortable use, enjoyment, occupancy and operation of the Mortgaged Property (hereinafter collectively referred to as the “Furniture, Furnishings and Equipment”);

(f) Mortgagor’s interest in all agreements, contracts, certificates, instruments and other documents, now or hereafter entered into, pertaining to the construction, operation or management of any structure or building now or hereafter erected on the Land or to the sale of any direct or indirect interest in the Mortgaged Property, including any purchase money mortgage or security agreement securing the payment of any portion of the purchase price due to Mortgagor for such interest, and all right, title and interest of Mortgagor therein and thereunder, including the right upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder;

(g) Mortgagor’s interest in the franchises, permits, licenses and rights therein and thereto respecting the use, occupation and operation of the Mortgaged Property and any part thereof and respecting any business or activity conducted on the Mortgaged Property and any part thereof, including to the extent permitted by law the name or names, if any, now or hereafter used for the Improvements, and the good will associated therewith;

(h) Mortgagor’s interest in all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Mortgaged Property described in the preceding clauses (a) through (g), or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

(i) Mortgagor’s interest claims and causes of action relating directly or indirectly to the Mortgaged Property (including, without limitation, tax appeals and tax and other refunds), whether such claims or causes of action arise in Mortgagor’s name or such claims or causes of action are acquired by Mortgagor, directly or indirectly, by subrogation or otherwise;

(j) Mortgagor’s interest in all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Mortgaged Property described in the preceding clauses (a) through (i) (including, without limitation, insurance proceeds and proceeds from governmental or charitable grants or loans including without limitation grants or loans from the Federal Emergency Management Agency or any other federal, state or local agency or instrumentality or any charitable organization);

(k) all rents, income and other benefits to which the Mortgagor may now or hereafter be entitled from the Mortgaged Property described in the preceding clauses (a) through (j), to be applied against the indebtedness and other sums secured hereby; provided, however, that permission is hereby given to the Mortgagor, so long as no Event of Default has occurred hereunder, to collect and use such rents, income and other benefits as they become due and payable, but not in advance thereof;

(l) all air rights and unused development rights (including, without limitation, rights (whether or not transferable to other parties) to restrict the use of the Mortgaged Property);

(m) the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Mortgaged Property, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Mortgaged Property;

(n) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

(o) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

(p) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

(q) all title insurance policies, management, franchise and service agreements, accounts, occupancy permits and licenses, building and other permits, governmental approvals, licenses, agreements with utilities companies, water and sewer capacity reservation agreements, bonds, governmental applications and proceedings, feasibility studies, maintenance and service contracts, marketing agreements, development agreements, surveys, engineering work, architectural plans and engineering plans, site plans, landscaping plans, engineering contracts, and all other consents, approvals and agreements which Mortgagor may now or hereafter own in connection with the Mortgaged Property and/or improvements constructed thereon, and all deposits, down payments and profits paid or deposited thereunder, now existing or hereafter obtained by or on behalf of Mortgagor; and

(r) all deposits and account of Mortgagor made with or for the benefit of Mortgagee.

AND, without limiting any of the other provisions of this Mortgage, Mortgagor expressly grants to Mortgagee, as secured party, a security interest in all of those portions of the Mortgaged Property which are or may be subject to the provisions of the Uniform Commercial Codes of the state in which the Mortgaged Property is located and of the state in which Mortgagor was organized, applicable to secured transactions.

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns forever.

AND Mortgagor further covenants and agrees with Mortgagee as follows:

ARTICLE 1

The Note

1.01 Payment of the Note. Mortgagor will duly and punctually pay (a) the principal of and premium, if any, and interest and other charges on the Note at the time outstanding in accordance with the terms thereof and hereof, and (b) when and as due and payable from time to time as provided herein, all other sums payable hereunder or secured hereby, together with, to the extent permitted by applicable law, interest at the Default Rate (as defined in the Note) on any sums as shall not be paid when due and payable from the date when due and payable (whether during a grace period, if any, or otherwise) until payment thereof.

1.03 Prepayment of the Note. The Note may not be prepaid in whole or in part, without the prior written consent of Mortgagee, except as provided in the Note.

1.04 Recourse Guaranty. Mortgagor has caused Guarantors to deliver to Mortgagee simultaneously with the execution and delivery of this Mortgage, the unconditional guaranty (the “Recourse Guaranty”) of the payment of and performance under the Note, this Mortgage and any other document evidencing or securing the performance of the obligations secured hereby upon the occurrence of certain recourse events described in Section 1.2 of said Guaranty, duly executed by the Guarantors.

ARTICLE 2

OWNERSHIP, CONDITION, ETC., OF MORTGAGED PROPERTY

2.01 Representations, Covenants and Warranties as to Title to Mortgaged Property, etc.

2.01.01 General. Mortgagor represents, covenants and warrants that as of the date hereof and at all times thereafter during the term hereof: (a) Mortgagor is and shall be seized of an indefeasible estate in fee simple in, and has and shall have good, marketable and absolute title to, the Mortgaged Property, and has good right, full power and lawful authority to mortgage and pledge the same as provided herein and Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Mortgaged Property in accordance with the terms hereof; the Mortgaged Property is and shall be free and clear of all liens, security interests, charges and encumbrances whatsoever except those exceptions to title as are specified in the title insurance policy to be issued pursuant to the title insurance commitment endorsed and redated on the date hereof and accepted by the Mortgagee and any First Mortgage Loan Documents entered into in accordance with Section 2.01.02 hereof (collectively, the “Permitted Encumbrances”); (b) Mortgagor has good and lawful right, power and authority to execute this Mortgage and to mortgage the Mortgaged Property, to assign its right, title and interest as landlord under the Leases and to grant a security interest in the Mortgaged Property; (c) this Mortgage has been duly executed and delivered by the duly authorized representatives of Mortgagor and constitutes the legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms; (d) all costs arising from construction of any Improvements and the purchase of all equipment located on the Mortgaged Property have been paid; and (e) neither Mortgagor nor any prior owner or present or former tenant or other person has taken any action (or been responsible for any omission) that would cause the Mortgaged Property or any part thereof or any interest therein to be subject to forfeiture under applicable laws. Mortgagor at its expense will warrant and defend to Mortgagee such title to the Mortgaged Property and the lien and security interest of Mortgagee thereon and therein, against all claims and demands and will maintain and preserve such lien and security interest and will keep this Mortgage a lien upon and a first priority perfected security interest in the Mortgaged Property, subject only to the Permitted Encumbrances.

2.01.02 Acceptable First Mortgage Financing. Notwithstanding any contrary term set forth in this Note or any of the other Loan Documents, if Mortgagor secures Acceptable First Mortgage Financing subsequent to the date hereof but prior to December 31, 2011 (time being of the essence), Mortgagee shall, subject to the conditions hereinafter set forth, subordinate the lien of this Mortgage and the other Loan Documents to the documents and instruments which evidence or secure such financing (hereinafter, the “First Mortgage Loan Documents”). For purposes of this Mortgage, the term “Acceptable First Mortgage Financing” shall mean a mortgage loan, from an Institutional Lender (hereinafter defined), secured by the Premises, the principal amount of which shall not exceed $10,000,000, all of the proceeds of which are paid to Mortgagee as a prepayment of the Loan in accordance with the terms of Section 1(h) of the Note, and the financial covenants and other material terms of which are reasonably acceptable to Mortgagee. Such subordination shall be conditioned upon (i) Mortgagor’s delivery to Mortgagee of an endorsement to the mortgagee policy of title insurance obtained by Mortgagee on the date hereof, insuring the second priority mortgage lien of this Mortgage, subject only to the First Mortgage Loan Documents and the Permitted Encumbrances and (ii) the agreement of First Mortgage Lender, pursuant to an intercreditor agreement between First Mortgage Lender and Mortgagee, to afford Mortgagee reasonable notice and cure rights in respect of a default by Mortgagor under the First Mortgage Loan Documents and the right to purchase the First Mortgage Loan Documents at par (without the necessity of paying any exit fee, prepayment fee, yield maintenance premium or other amount, other than accrued, unpaid interest at the contract rate) within thirty (30) days after any acceleration of the First Mortgage Loan by reason of a default by Mortgagor under the First Mortgage Loan Documents. Mortgagor shall be responsible for all third-party costs paid or incurred by Mortgagee in connection with such subordination, including, without limitation, reasonable attorneys’ fees and expenses and the premiums of the aforesaid endorsement to Mortgagee’s policy of title insurance. For purposes of this Mortgage: (i) “First Mortgage Loan” shall mean the loan evidenced and secured by the First Mortgage Loan Documents and (ii) “First Mortgage Lender” shall mean the holder of the First Mortgage Loan. Nothing in this Section 2.01.02 shall constitute Mortgagee’s agreement to abide by any so-called “standstill” agreement or to otherwise refrain from exercising its rights and remedies under this Mortgage or the other Loan Documents.

2.02 Title Insurance.

2.02.01 Title Insurance Policy. Prior to or concurrently with the execution and delivery of this Mortgage, Mortgagor, at its own cost and expense, will obtain and deliver to Mortgagee a mortgagee’s title insurance policy in the amount of this Mortgage, issued by a title insurance company satisfactory to Mortgagee and in form and substance satisfactory to Mortgagee and its counsel, naming Mortgagee as the insured, insuring title to and priority of the lien of this Mortgage upon the Land and the Improvements, together with such reinsurance and co-insurance as Mortgagee may require.

2.02.02 Current Survey. Prior to the execution and delivery of this Mortgage, Mortgagor, at its own cost and expense, has obtained and delivered to Mortgagee a current survey of the Land and Improvements satisfactory to Mortgagee and to the title insurance company specified pursuant to Section 2.02.01 hereof.

2.02.03 Title Insurance Proceeds. All proceeds received by Mortgagee for any loss under the title insurance policy or policies delivered to Mortgagee under Section 2.02.01 hereof or otherwise in connection with this Mortgage, or under any title insurance policy or policies delivered to Mortgagee in substitution therefor or in replacement thereof, shall be the property of Mortgagee and applied in the manner provided in Section 5.08 hereof.

2.03 Recordation. Mortgagor, at its expense, will at all times cause this Mortgage and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof with respect to any thereof) to be recorded, registered and filed and to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien of this Mortgage as a valid, direct mortgage lien and priority perfected security interest in the Mortgaged Property, subject only to the Permitted Encumbrances. Mortgagor will pay or cause to be paid, and will indemnify Mortgagee in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Mortgage and any and all supplements and amendments thereto.

2.04 Payment of Impositions, etc. Subject to Section 2.07 hereof (relating to permitted contests) and Section 2.08 hereof (relating to escrow deposits), Mortgagor will pay or cause to be paid when due and payable all taxes, assessments (including, but not limited to, all assessments for public improvements or benefits), water and sewer rates, ground rents, maintenance charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Mortgaged Property, charges for public or private utilities, license permit fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Mortgaged Property, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on the Note, or the interest thereon (collectively, the “Impositions”). Mortgagor will deliver to Mortgagee, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

2.05 Insurance and Legal Requirements. Subject to Section 2.07 hereof (relating to permitted contests), Mortgagor, at its expense, will comply, or cause compliance with:

(a) all provisions of any insurance policy covering or applicable to the Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the Board of Fire Underwriters (or any other body exercising similar functions) having jurisdiction over or affecting the Mortgaged Property or any part thereof or any use or condition of the Mortgaged Property or any part thereof (collectively, the “Insurance Requirements”), and

(b) all applicable laws, statutes, codes, acts, ordinances, orders, permits, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, those relating to the protection of the environment) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Mortgaged Property or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, which are the responsibility or obligation of Mortgagor, or any use or condition of the Mortgaged Property or any part thereof (collectively, the “Legal Requirements”);

whether or not compliance therewith shall require structural changes in or interference with the use and enjoyment of the Mortgaged Property or any part thereof and whether or not such compliance could be foreseen or is unforeseen.

2.06 Liens, etc. Mortgagor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any mortgage, lien, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to the Mortgaged Property or any part thereof or the interest of Mortgagor or Mortgagee therein or any rents or other sums arising therefrom, other than (a) the Permitted Encumbrances and (b) liens of mechanics, materialmen, suppliers or vendors or rights thereto which are at the time being contested as permitted by Section 2.07 hereof. Mortgagor is prohibited from placing any subordinate or other mortgages or liens on the Mortgaged Property and to the fullest extent permitted by law any such purported mortgages or liens (which are not a Permitted Encumbrance) placed on all or any portion of the Mortgaged Property shall be deemed void ab initio. Mortgagor will not postpone the payment of any sums for which liens of mechanics, materialmen, suppliers or vendors or rights thereto have then incurred (unless such liens or rights thereto are at the time being contested as permitted by Section 2.07 hereof), or enter into any contract under which payment of such sums is postponable (unless such contract expressly provides for the legal, binding and effective waiver of any such liens or rights thereto), in either case, for more than 30 days after the completion of the action giving rise to such liens or rights thereto.

2.07 Permitted Contests. Mortgagor at its expense, may, with the prior written consent of Mortgagee or, in the case of tax certiorari proceedings, upon notice to Mortgagee, contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of application, in whole or in part, of any Imposition, Legal Requirement or Insurance Requirement or of any lien, encumbrance or charge referred to in Section 2.06 hereof, provided that (a) in the case of an unpaid Imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from Mortgagor, Mortgagee, the Mortgaged Property and any rent or other income therefrom and shall not interfere with the payment of any such rent or income, (b) neither the Mortgaged Property nor any rent or other income therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, lost or interfered with, (c) in the case of a Legal Requirement, neither Mortgagor nor Mortgagee would be in danger of any civil or criminal liability for failure to comply therewith, (d) Mortgagor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by Mortgagee, (e) the nonpayment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Mortgaged Property or any part thereof because of such nonpayment, (f) the payment of any sums required to be paid under the Note or under this Mortgage (other than any unpaid Imposition, lien, encumbrance or charge at the time being contested in accordance with this Section 2.07) shall not be interfered with or otherwise affected, and (g) in the case of any Insurance Requirement, the failure of Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by Mortgagor under Section 3.01 hereof.

2.08 Deposits for Impositions, Insurance Premiums, etc. Upon and during the continuance of an Event of Default, Mortgagor will, upon demand by Mortgagee, pay or cause to be paid to Mortgagee, on the first day of each month following the date hereof, such amounts as Mortgagee from time to time estimates as necessary to create and maintain a reserve fund to be held by Mortgagee, without interest, from which to pay one month before the same become due, all Impositions (including all taxes, assessments, liens and charges on or against the Mortgaged Property and any part thereof) and premiums for insurance required to be maintained by Mortgagor under Section 3.01 hereof. Payments from such reserve fund for such purposes may be made at Mortgagee’s discretion even though subsequent owners of the Mortgaged Property or any part thereof may benefit thereby. In the event of any default under the terms of this Mortgage, any part or all of such reserve fund may be applied to any part of the indebtedness secured hereby. In refunding any part of such reserve fund, Mortgagee may deal with whoever is represented to be the owner of the Mortgaged Property or such part thereof at the time. If one month prior to the due date of any of the aforementioned obligations the amount then on deposit therefor shall be insufficient for the payment of such obligation in full, Mortgagor, within ten (10) days after written notice from Mortgagee, shall deposit the amount of the deficiency with Mortgagee. Until expended or applied as above provided, any amounts in the reserve fund shall constitute additional security for the payment of the Indebtedness. The reserve fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. No earnings or interest on the reserve fund shall be payable to Mortgagor.

2.09 Leases.

2.09.01 Subordination of Leases; Attornment. Except as otherwise consented to in writing by Mortgagee, all of the Leases shall be made expressly subject and subordinate to this Mortgage and shall contain provisions obligating the tenants thereunder, at Mortgagee’s option, to attorn to Mortgagee in the event Mortgagee succeeds to the interest of Mortgagor under such Lease.

2.09.02 Enforcement, etc.

(a) Mortgagor will faithfully keep and perform all of the obligations of the lessor under each of the Leases in accordance with their terms. Mortgagor will maintain the Leases in full force and effect, and except in accordance with the terms of clauses (b) through (d) below, will not, without the prior written consent of Mortgagee, (a) terminate or cancel any Lease or consent to or accept any termination, cancellation or surrender thereof, or permit any condition or event to exist or to occur that would, or would entitle the tenant thereunder to, terminate or cancel the same, (b) amend, modify or otherwise change the terms of any Lease except to increase the rent or other charges or assessments payable by tenants thereunder upon any renewal or extension of any such lease, (c) waive any default under or breach of any Lease, (d) consent to or permit any prepayment or discount of rent or payment of advance rent under any Lease (other than the usual prepayment of rent as would result from the acceptance on the first day of each month of the rent for the ensuing month and a reasonable and customary security deposit of not more than two months’ rent in accordance with the terms of any such lease), (e) enter into any Lease not in effect on the date hereof without the prior written consent of Mortgagee, (f) give any waiver, consent or approval under any Lease or take any other action in connection with any such Lease that would or might impair the value of Mortgagor’s interest thereunder or of the Mortgaged Property subject thereto, or impair the interest of Mortgagee therein, (g) collect any rent more than one (1) month in advance of the date due (other than security deposits in accordance with the terms of any lease), (h) collect any sums from or settle any claim with any tenant in bankruptcy or guarantor of any Lease without the prior written consent of Mortgagee; any such sums shall be paid directly to Mortgagee and applied first against accrued but unpaid interest due under the Note and then in reduction of the principal balance due under the Note, or (l) consent to any assignment of or subletting or other matter requiring the lessor’s consent under any Lease without the prior written consent of Mortgagee.

(b) Material Leases. Assignor shall not enter into a proposed Material Lease (hereinafter defined) or a proposed renewal, extension or modification of an existing Material Lease (unless such renewal or extension is required pursuant to the terms of the current lease) without the prior written consent of Assignee, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed provided such consent is requested by Assignor as provided in Section 2.09.02(c) below. Prior to seeking Assignee’s consent to any Material Lease, Assignor shall deliver to Assignee a copy of such proposed lease (each, a “Proposed Material Lease”) blacklined to show changes from the standard form of Lease approved by Assignee and then being used by Assignor. Unless Assignee shall have expressly waived such requirement in writing, Assignor shall cause any proposed lease that would be a Material Lease and any amendment, modification or renewal of a Lease that is a Material Lease to provide for automatic, self-operative subordination to the Mortgage and (x) at Assignee’s option, attornment to Assignee or any purchaser at a sale by foreclosure or power of sale, delivery of a deed-in-lieu of foreclosure or through the exercise of any other remedy by Assignee and (y) the unilateral right by Assignee, at Assignee’s option, to subordinate the Lien of the Mortgage to the applicable Proposed Material Lease. Any such waiver with respect to any Proposed Material Lease or any amendment, modification or renewal of a Lease that is a Material Lease shall not be construed to be a waiver of any subsequent proposed lease that would be a Material Lease or any amendment, modification or renewal of such Material Lease. For purposes hereof, “Material Lease” shall mean (i) any Lease which, together with all other Leases to the same tenant and to all Affiliates of such tenant, (A) covers 10,000 or more square feet of space at the Property, in the aggregate or (B) is with an Affiliate of Borrower and (ii) any instrument guaranteeing or providing credit support for any Material Lease.

(c) Consent Requests. With any written request for consent to a Material Lease or proposed renewal, extension or modification of an existing Material Lease, Assignor shall provide Assignee with: (x) a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease and (y) all information reasonably required by Assignee with respect to the Proposed Material Lease, including, without limitation with respect to the financial condition of the tenant thereunder.

(d) Minor Leases. Notwithstanding the provisions of in Section 2.09.02(b) and Section 2.09.02(b) above, provided that no Event of Default is continuing, unless Mortgagee, in its sole discretion, gives written notice to Mortgagor to the contrary, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Assignee provided (i) the proposed lease is for any Lease that is not a Material Lease (each, a “Minor Lease”) or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Assignee, subject to any commercially reasonable changes made in the course of negotiation with the applicable tenant and subject further to any tenant requirement to use such tenant’s lease form, provided that use of any such other form shall be subject to Assignee’s prior review and approval, and (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for rental rates comparable to existing local market rates for properties similar to the Property, (b) shall be on commercially reasonable terms and shall not contain any terms which would materially affect Assignee’s rights under the Loan Documents, (c) shall have an initial term (together with all renewal options) of not less than five (5) years or greater than ten (10) years, (d) shall be negotiated as an arm’s-length transaction with a bona fide, independent third party tenant, (e) shall provide for automatic self-operative subordination to the Mortgage and, at Assignee’s option, (x) attornment to Assignee or any purchaser at a sale by foreclosure or power of sale, delivery of a deed-in-lieu foreclosure or through the exercise of any other remedy by Assignee and (y) the unilateral right by Assignee, at the option of Assignee, to subordinate the Lien of the Mortgage to the Lease, and (f) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), or any requirement for a non-disturbance or recognition agreement. Assignor shall deliver to Assignee copies of all Leases which are entered into pursuant to the preceding sentence together with Assignor’s certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.

2.09.03 Assignment of Leases, etc. Mortgagor hereby assigns to Mortgagee all its right, title and interest as landlord under Leases now existing or hereafter entered into, and all rents and other sums payable to Mortgagor under each such Lease, together with the right to collect and receive the same, provided that, if and so long as no Event of Default (as defined in Section 5.01 hereof) shall have occurred and be continuing, Mortgagor shall be permitted to exercise its rights and perform its obligations as landlord under the Leases and to collect and receive such rents and other sums for its own uses and purposes but nonetheless subject to Section 2.09.02 hereinabove. Upon the occurrence of an Event of Default, such permission shall terminate and shall not be reinstated upon a cure of such Event of Default without Mortgagee’s express written consent. Such assignment shall be fully operative without any further action on the part of either party and Mortgagee shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to all rents, income and other benefits from the Mortgaged Property whether or not Mortgagee takes possession of the Mortgaged Property. Mortgagor hereby further grants to Mortgagee the right, at Mortgagee’s option, to (i) enter upon and take possession of the Mortgaged Property for the purpose of collecting the said rents, income and other benefits, (ii) dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Mortgagee, (iii) let the Mortgaged Property or any part thereof, and (iv) apply such rents, income and other benefits, after payment of all necessary charges and expenses, on account of the indebtedness and other sums secured hereby. Such assignment and grant shall continue in effect until the indebtedness and other sums secured hereby are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Mortgagee pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this paragraph by Mortgagee nor the application of any such rents, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any default, Event of Default, or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies. Upon the occurrence of an Event of Default, all such rents and other sums shall be collected and held by Mortgagee and shall be applied as provided in Section 5.08 hereof.

2.09.04 Further Assignments. Mortgagor shall assign to Mortgagee, upon request, as further security for the indebtedness secured hereby, Mortgagor’s interests in all agreements, contracts, licenses and permits affecting the Mortgaged Property, such assignments to be made by instruments in form satisfactory to Mortgagee; but no such assignment shall be construed as a consent by Mortgagee to any agreement, contract, license or permit so assigned, or to impose upon Mortgagee any obligations with respect thereto.

2.09.05 Rent Roll. Mortgagor shall furnish to Mortgagee, on the date hereof and annually on or before March 1 of each year, and, in addition, within ten (10) days after a request by Mortgagee to do so, a certified statement containing the names of all tenants of the Mortgaged Property or any part thereof, the term of their respective leases, the space occupied, the rents payable and the securities deposited thereunder (the “Rent Roll”), together with true copies of each Lease and any amendments and supplements thereto.

2.09.06 No Commingling. All securities deposited by tenants of the Mortgaged Property shall be treated as trust funds not to be commingled with any other funds of Mortgagor and Mortgagor shall, upon demand, furnish to Mortgagee satisfactory evidence of compliance with this provision, together with a verified statement of all securities deposited by the tenants.

2.09.07 Successor Not Bound. To the extent not so provided by applicable law, each Lease of the Mortgaged Property, or of any part thereof, entered into after the date hereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, any person succeeding to the interest of Mortgagor as a result of such enforcement shall not be bound by any payment of rent or additional rent for more than one month in advance.

2.10 Use of Property, etc. Mortgagor shall continue to operate the Mortgaged Property for the purposes for which used on the date hereof and for no other purpose, and shall not acquire any fixtures, equipment, furnishings or apparatus covered by this Mortgage subject to any security interest or other charge or lien taking precedence over the security interest and lien of this Mortgage. Mortgagor shall not make or suffer any improper or offensive use of the Mortgaged Property or any part thereof and will not use or permit to be used any part of the Mortgaged Property for any dangerous, noxious, offensive or unlawful trade or business or for any purpose which will reduce the value of the Mortgaged Property in any respect or will cause the Mortgaged Property or any part thereof or interest therein to be subject to forfeiture. In the case of any action or omission of any party which may cause the Mortgaged Property or any part thereof or any interest therein to be subject to forfeiture under applicable laws, then the Mortgagor shall, within 5 days thereafter, (1) give notice to the Mortgagee thereof, (2) take at its expense all action (including, without limitation, the commencement of all summary proceedings required to evict any party responsible for such act or omission) required to prevent such forfeiture and (3) bond the forfeiture proceeding so that it no longer constitutes a lien against any portion of the Mortgaged Property. Mortgagor will not do or permit any act or thing which is contrary to any Legal Requirement or Insurance Requirement or any document of record affecting the Property, or which might impair the value or usefulness of the Mortgaged Property or any part thereof, or commit or permit any waste of the Mortgaged Property or any part thereof, and will not cause or maintain any nuisance in, at or on the Mortgaged Property or any part thereof, or commit or permit any waste of the Mortgaged Property. Mortgagor at its expense will promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Mortgaged Property and all instruments relating or evidencing the same, in each case, to the extent compliance therewith is required of Mortgagor under the terms thereof. Mortgagor will not take any action which results in a forfeiture or termination of the rights afforded to Mortgagor under any such instruments and will not, without the prior written consent of Mortgagee, amend in any material respect any of such instruments. Mortgagor shall at all times comply with any instruments of record at the time in force affecting the Mortgaged Property or any part thereof and shall procure, maintain and comply with all permits, licenses and other authorizations required for any use of the Mortgaged Property or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the Improvements or any part thereof.

2.11 Utility Services. Mortgagor will pay or cause to be paid all charges for all public and private utility services, all public or private communications services and all sprinkler systems and protective services at any time rendered to or in connection with the Mortgaged Property or any part thereof, will comply or cause compliance with all contracts relating to any such services, and will do all other things required for the maintenance and continuance of all such services.

2.12 Maintenance and Repair, etc. Subject to Section 2.13 hereof, Mortgagor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any (to the extent such sidewalks, curbs, vaults and vault space are the responsibility or obligation of Mortgagor by applicable law), in good and substantial order and repair and in such a fashion that the value and utility of the Mortgaged Property will not be diminished, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. All repairs, replacements and renewals shall be at least equal in quality and class to the original

Improvements. Mortgagor’s obligation to repair shall include the obligation to rebuild in the event of destruction however caused, provided that damage by fire or other cause for which Mortgagor is obligated to maintain insurance by any of the provisions of Section 3.01 hereof shall be governed by the provisions of Sections 3.01 and 3.02 hereof, and damage by any taking shall be governed by the provisions of Section 3.02 hereof. Mortgagor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements and (to the extent permitted by law) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Mortgaged Property by reason of or in connection with any excavation or other building operation upon the Mortgaged Property and upon any adjoining property, whether or not Mortgagor shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

2.13 Alterations, Additions, etc. Except as set forth in this Section 2.13, Mortgagor shall make no alterations of or additions to the Mortgaged Property (nor shall Mortgagor demolish all or any portion of the Mortgaged Property). So long as no Event of Default shall have occurred and be continuing, and with the prior written consent of Mortgagee, Mortgagor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof. Mortgagee agrees to not unreasonably withhold or delay its consent to any alteration or addition provided that such alteration or addition (a) shall not change the general character of the Property or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Property, (b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements, (c) is promptly and fully paid for, or caused to be paid for, by Mortgagor when due, (d) is made, in case the estimated cost of such alteration or addition exceeds $100,000, only after Mortgagee shall have consented thereto in writing and shall have reviewed and approved in writing the plans and specifications therefor, (e) is made under the supervision of a qualified architect, engineer or other professional approved by Mortgagee in writing, and (f) is made only after Mortgagor shall have furnished to Mortgagee, if Mortgagee so requires, a payment and performance bond or other security reasonably satisfactory to Mortgagee. Mortgagor shall not demolish all or any portion of the Mortgaged Property without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee’s sole and absolute discretion.

2.14 Acquired Property Subject to Lien. All property at any time acquired by Mortgagor and required by this Mortgage to become subject to the lien and security interest hereof, including any property acquired as provided in Section 2.13, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien and security interest of this Mortgage without further action on the part of Mortgagor or Mortgagee. Mortgagor, at its expense, will execute and deliver to Mortgagee (and will record and file as provided in Section 2.03) an instrument supplemental to this Mortgage, satisfactory in substance and form to Mortgagee, whenever such an instrument is necessary under applicable law to subject to the lien and security interest of this Mortgage all right, title and interest of Mortgagor in and to all property required by this Mortgage to be subject to the lien and security interest hereof and acquired by Mortgagor since the date of this Mortgage or the date of the most recent supplemental instrument so subjecting property to the lien hereof, whichever is later.

2.15 No Claims Against Mortgagee, etc. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, or shall be construed to permit the making of any claim against Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

2.16 Indemnification Against Liabilities. Mortgagor will protect, indemnify, save harmless and defend Mortgagee and Mortgagee’s officers, directors, employees and agents (each an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses (including reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of a mortgagee’s interest in the Mortgaged Property, (b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof made or suffered to be made by or on behalf of Mortgagor, (f) any negligence or tortious act on the part of Mortgagor or any of its agents, contractors, lessees, licensees or invitees, (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property, or (h) any agreement between Mortgagor and the Mortgagee originally named herein in connection with the closing of the loan evidenced by the Note. If any action or proceeding be commenced, including an action to foreclose this Mortgage or to collect the indebtedness secured hereby, to which action or proceeding any Indemnified Party is made a party by reason of the execution of this Mortgage or the Note, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by such Indemnified Party for the expense of any litigation to prosecute or defend the rights and lien created hereby, shall be paid by Mortgagor to such Indemnified Party as hereinafter provided. Mortgagor will pay and save Mortgagee harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the state in which the Mortgaged Property is located or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by Mortgagee in respect of this Mortgage or the Note. All amounts payable to an Indemnified Party under this Section 2.16 shall be deemed indebtedness secured by this Mortgage and any such amounts that are not paid within ten (10) days after written demand therefor by Mortgagee shall bear interest at the Default Rate from the date of such demand. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, Mortgagor, upon request of Mortgagee, will, at Mortgagor’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended, by counsel designated by Mortgagor and approved by Mortgagee. The obligations of Mortgagor under this Section 2.16 shall survive any discharge of this Mortgage and payment in full of the Note.

2.17 Mortgagee’s Exculpation. Mortgagor is advised and agrees that this Mortgage is made on the express condition that any obligation hereunder of Mortgagee shall be enforceable only against Mortgagee’s interest in this Mortgage, and that no trustee, officer, director, beneficiary, shareholder, employee or representative of Mortgagee shall be personally liable for any matter in connection with, or arising out of this Mortgage. The foregoing shall not be deemed in any way to impose any obligations on Mortgagee except as expressly provided herein. In particular, and without implied limitation, Mortgagee shall not be liable for the failure, seizure or similar circumstance of any financial institution in which Mortgagee shall have deposited sums on account of Mortgagor (for example, without implied limitation, tax escrow deposits and Proceeds (hereafter defined) held for the restoration and/or replacement of all or part of the Mortgaged Property) regardless whether or not such financial institution shall be affiliated with Mortgagee and whether or not the sums on deposit shall have exceeded the maximum amount covered by any applicable federal or other insurance.

2.18 Disposition of the Mortgaged Property.

(a) Mortgagor shall not, during the term hereof, sell, assign, convert the Mortgaged Property or any part thereof into a condominium or cooperative, mortgage, pledge or hypothecate or otherwise transfer, encumber or dispose of the Mortgaged Property or any part thereof or any interest therein or any of the rents or other sums to be earned therefrom or of any direct or indirect interest in Mortgagor, if Mortgagor is a partnership, limited liability company, corporation or any other entity (in each of the foregoing cases, either of record or beneficially), without Mortgagee’s prior written consent.

(b) A sale, assignment, mortgage, pledge, hypothecation or transfer within the meaning of this Section 2.18 shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in, Mortgagor’s right, title and interest in and to any Leases; (iii) if Mortgagor, Guarantor, or any general partner or sole or managing member of Mortgagor or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; (iv) if Mortgagor, Guarantors, or any general partner or sole or managing member of Mortgagor or Guarantors is a limited liability company, the voluntary or involuntary sale, conveyance or transfer of direct or indirect interests in such limited liability company (or interests in any limited liability company directly or indirectly controlling such limited liability company by operation of law or otherwise) or the creation or issuance of membership interests by which an aggregate of more than 10% of such limited liability company’s membership interests shall be vested in a party or parties who are not now members; (v) if Mortgagor, Guarantors or any general partner or sole or managing member of Mortgagor or Guarantors is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or managing partner or the transfer of the partnership interest of any general partner or managing partner; (vi) if Mortgagor, Guarantors, or any general partner or sole or managing member of Mortgagor or Guarantors is a limited or general partnership, the voluntary or involuntary sale, conveyance or transfer of direct or indirect interests in such partnership (or interests in any partnership directly or indirectly controlling such partnership by operation of law or otherwise) or the creation or issuance of partnership interests by which an aggregate of more than 10% of such partnership’s partnership interests shall be vested in a party or parties who are not now partners; (vii) the removal or resignation of the managing agent for the Mortgaged Property or the transfer of ownership, management or control of such managing agent to a person or entity other than the general partner or managing partner of Mortgagor.

2.19 Tax Appeals and Refunds. Any sums collected from any governmental authority or from any settled claim with any governmental authority in respect of a claim by Mortgagor for a reduction in any taxes (real property or otherwise) due in respect of any of the Mortgaged Property (regardless of whether such claims or sums shall relate to a period prior to the date of this Mortgage) shall be paid directly to Mortgagee and applied first against accrued but unpaid interest due under the Note and then in reduction of the principal balance due under the Note. If acquired directly by Mortgagor, such sums shall be held in trust and immediately paid over to Mortgagee. Upon an Event of Default hereunder, Mortgagee (i) may prosecute any tax protests in respect of the Mortgaged Property and/or (ii) may settle any claims therein in the name of and on behalf of Mortgagor and collect any sums on account thereof.

2.20 Mortgage Foreclosure Moratorium Laws. If this Mortgage is now or hereafter protected or affected by moratorium laws, or by any other statutes, preventing the Mortgagee from foreclosing for nonpayment of the principal at the expiration date hereof, the Mortgagor shall continue or commence to pay amortization to the Mortgagee (if the Mortgagee so elects, and only so long as such laws or statues protect the Mortgagor from foreclosure for nonpayment of the balance of the principal debt), based upon the greater of (i) a five (5) year amortization schedule (subject to the highest rate permitted by law) or (ii) the same rate (if any) existing immediately preceding the maturity date of this Mortgage. If, however, applicable laws require or permit, in connection with mortgages so protected or affected, that installment payments to the Mortgagee amortizing such debt be in greater annual amounts than the aggregate per annum of the payments that would be due if based on such year’s payments, the Mortgagee may elect, as soon as permitted after the debt matures, that the installments payable after the maturity date hereof, shall be at the rate and as provided for in such laws. If the Mortgagor defaults in payment of any such amortization installment beyond any applicable grace period, such default shall constitute an Event of Default hereunder entitling Mortgagee to exercise all of its rights and remedies including, without limitation, instituting foreclosure proceedings solely by reason of such default. Nothing in this Section 2.20 shall be deemed to extend the maturity date of the Note and no acceptance of a payment by Mortgagee on account of the Note pursuant to this Section 2.20 or otherwise shall be deemed to extend the maturity date of the Note unless Mortgagee shall have agreed to such extension in writing.

2.21 Mortgage Foreclosure Moratorium Laws. At any time from time to time upon the reasonable request of Mortgagee, at the sole expense of Mortgagee, Mortgagor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Mortgagee may reasonably request for the purposes of obtaining or preserving the full benefits of this Note, including the first-priority security interest granted hereunder, subject to the terms hereof, and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Mortgagee may reasonably request).

ARTICLE 3

Insurance; Damage, Destruction or Taking, etc.

3.01 Insurance.

3.01.01 Risks to be Insured. (a) Mortgagor shall, at its sole cost and expense maintain during the entire term of this Mortgage, for the mutual benefit of the Mortgagor and Mortagee, the following policies of insurance:

(i) Property insurance on the Improvements, under an “All Risk” policy or its equivalent e.g. “Cause of Loss Special form” – in an amount equal to the total of one hundred percent (100%) of the full replacement cost of the Improvements (determined without regard to depreciation, but exclusive of foundations and footings) (the “Full Replacement Cost”) and business income loss in an amount sufficient to cover two years’ profit and continuing expenses plus 180 days extended period of indemnity, subject to a deductible not to exceed $50,000. If not included within the All Risk coverage above, Mortgagor shall also carry (A) coverage against damage due to Flood (broad form – including backing up of sewers or drains), (B) Earthquake insurance in amounts satisfactory to Mortgagee, and (C) Terrorism coverage – both Certified and Non-Certified – in an amount equal to the full replacement cost of such Improvements. Such policies shall include a replacement cost endorsement and an agreed amount clause (waiving any co-insurance penalties). Such policies shall also be extended to provide coverage for demolition costs and increased cost of construction due to changes in building code and requirements of any local, state or other ordinances or law governing the demolition or reconstruction of the improvements, in amounts not less than ten percent (10%) each of the replacement cost of such Improvements, and coverage for contingent liability from operation of building laws, in an amount sufficient to pay for the full value of the undamaged Improvements. During any period where capital improvements are being undertaken, Mortgagor shall also maintain builder’s risk insurance, including soft costs coverage. All policies shall name the Mortgagee as Mortgagee and Loss Payee.

(ii) Comprehensive Boiler & Machinery insurance with a limit of not less than the Full Replacement Cost and business income loss in an amount sufficient to cover two years’ profit and continuing expenses plus 180 days extended period of indemnity, subject to a deductible not greater than $25,000. Such policy shall provide for Replacement Cost valuation, and shall name the Mortgagee as Mortgagee and Loss Payee.

(iii) Commercial General Liability Insurance with limits not less than One Million ($1,000,000) per occurrence Bodily Injury and Property Damage combined and Two Million ($2,000,000) General Aggregate limit per location. Such policy shall be written on an occurrence basis, and shall be endorsed to name Mortgagee as “additional insured Mortgagee”. Further, coverage shall apply on a primary basis irrespective of any other insurance, whether collectible or not.

During any period of construction, repair, restoration, renovation or replacement of Improvements, Mortgagor shall cause the general contractor to maintain commercial liability insurance, same as described above with extension to cover products or completed operations, for a period of at least three years following completion of the project, with limits of not less than $2,000,000 (combined single limit) per job. Mortgagor shall also cause the general contractor to insure its subcontractors of any tier or require them to provide confirmation of commercial general liability coverage (including products or completed operations in their own names), with a limit of not less than $2,000,000 (combined single limit) per job, and upon demand by Mortgagee, provide evidence satisfactory to Mortgagee that Mortgagor has complied with this requirements. The general contractors and the subcontractors will have Mortgagor and Mortgagee included on their insurance required herein as additional insureds.

(iv) Automobile Liability Insurance for Bodily Injury and Property Damage in the amount of $1,000,000 combined and covering all owned, non-owned and hired vehicles.

(v) Workers Compensation affording coverage under the Workers Compensation laws of the State and Employers Liability coverage subject to a limit of no less than $500,000 each employee, $500,000 each accident, and $500,000 policy limit.

(vi) Umbrella Liability Insurance covering Bodily Injury and Property Damage with limits not less than Five Million ($5,000,000) per occurrence in excess of sections iii, iv, and v above.

(vii) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests in the Mortgaged Property.

(viii) All insurance required by any provision of this Mortgage shall be in such form and shall be issued by such responsible companies licensed and authorized to do business in the state in which the Mortgaged Property is located, rated no lower than A/X by A.M. Best and are reasonably acceptable to Mortgagee. All policies referred to in this Lease shall be procured, or caused to be procured, by Mortgagor for periods of not less than one (1) year. A photocopy of each such policy, certified by the insurer to be a true copy thereof, shall be delivered to Mortgagee immediately upon receipt from the insurance company or companies (and Mortgagor shall use diligent efforts to procure such certified copies), except that if any insurance carried by Mortgagor is effected by one or more blanket policies, then with respect to such insurance, certified abstracted policies relating to the Premises shall be so delivered to Mortgagee. In addition thereto, on the date hereof, if such certified copies or certified abstracted policies as the case may be, have not yet been procured from the insurance company or companies, Mortgagor shall deliver to Mortgagee certificates of the insurance required hereunder together with paid receipts therefore. The certificate shall be on ACORD form 28 (2003 version) for Property and ACORD 25 for all other coverages. Certified copies, or certified abstracted policies in the case of blanket policies, of new or renewal policies replacing any policies expiring during the Term shall be delivered as aforesaid at least thirty (30) days before the date of expiration, together with proof satisfactory to Mortgagee that the full premiums have been paid for at least the first year of the term of such policies. During the term of such policies, at least thirty (30) days before each anniversary of the effective date of the policy, Mortgagor shall deliver to Mortgagee proof satisfactory to Mortgagee that the full premiums have been paid for at least the next year of the term of the policy.

3.01.02 Policy Provisions. All insurance maintained by Mortgagor pursuant to subsection 3.01.01 hereof, shall (a) (except for worker’s compensation insurance) name Mortgagor as owner and Mortgagee as loss payee under a mortgagee endorsement satisfactory to Mortgagee, (b) (except for worker’s compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by Mortgagor, subject to the approval of Mortgagee in the event the proceeds shall exceed $100,000, and shall be payable to Mortgagee, to be held and applied as provided in Section 3.03 hereof, (c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Mortgage and the Mortgaged Property and all claims for insurance premiums against Mortgagee, (d) provide that any losses shall be payable notwithstanding (i) any foreclosure or other action or proceeding taken by Mortgagee pursuant to any provision of this Mortgage, or (ii) any change in title or ownership of the Mortgaged Property, (e) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least 30 days after receipt by Mortgagee of written notice thereof, (f) provide for a deductible of no more than $10,000.00 and (g) be satisfactory in all other respects to Mortgagee.

3.01.03 Delivery of Policies, etc. Mortgagor will deliver to Mortgagee, promptly upon request, a certificate of a principal of Mortgagor (a “Compliance Certificate”) setting forth the particulars as to all such insurance policies and certifying that the same comply with the requirements of this Section, that all premiums due thereon have been paid and that the same are in full force and effect. Mortgagor will also deliver to Mortgagee (a) a certificate of the insurer evidencing the replacement thereof at least five (5) Business Days prior to the expiration of any policy and (b) a binder evidencing the replacement thereof together with an original copy (or true copy) of the new policy promptly upon receipt, and in any event not later than sixty (60) calendar days following the expiration of any policy. In the event Mortgagor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Section 3.01: (i) Mortgagor will indemnify Mortgagee against any damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained; and (ii) Mortgagee shall have the right, but not the obligation, to obtain any such insurance and any amount expended by Mortgagee in connection therewith shall be deemed indebtedness secured by this Mortgage and shall be repaid by Mortgagor, on demand, together with interest thereon from the date of expenditure at the Default Rate.

3.01.04 Separate Insurance. Mortgagor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 3.01.

3.02 Damage, Destruction or Taking; Mortgagor to Give Notice; Assignment of Awards. In case of (a) any damage to or destruction of the Mortgaged Property or any part thereof, or (b) any taking (whether for permanent or temporary use) of all or any part of the Mortgaged Property or any interest therein or right accruing thereto, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Mortgaged Property or any part thereof (a “Taking”), or the commencement of any proceedings or negotiations which might result in any such Taking, Mortgagor will promptly give written notice thereof to Mortgagee (including providing copies of any and all papers from time to time served in connection with such proceedings), generally describing the nature and extent of such damage or destruction or of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Mortgagee shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Mortgaged Property on account of such Taking, and Mortgagor hereby irrevocably assigns to Mortgagee all rights of Mortgagor to any such proceeds, award or payment and irrevocably authorizes and empowers Mortgagee, at its option, in the name of Mortgagor or otherwise, to file and prosecute what would otherwise be Mortgagor’s claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with Section 3.03 hereof. Mortgagor shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Note and in this Mortgage and the Indebtedness shall not be reduced until any award or payment therefor shall have been actually received and applied by Mortgagee, after the deduction of expenses of collection, to the reduction or discharge of the Indebtedness. Mortgagee shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided for herein and in the Note. Mortgagor will pay all reasonable costs and expenses incurred by Mortgagee in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, award or payment in respect thereof.

3.03 Application of Proceeds. Mortgagee may at its option apply all amounts recovered under any insurance policy maintained by Mortgagor hereunder, and all net awards received by it on account of any Taking (collectively, “Proceeds”) in any one or more of the following ways: (a) as provided in Section 5.08 hereof, regardless of whether part or all of the indebtedness secured hereby shall then be matured or unmatured (provided that to the extent that any sums shall remain outstanding under this Mortgage or the Note after such application, the obligations of Mortgagor to repay such sums shall continue in full force and effect and Mortgagor shall not be excused in the payment thereof), or (b) to fulfill any of the covenants contained herein as Mortgagee may determine, or (c) released to Mortgagor for application to the cost of restoration and/or replacement of all or part of the Mortgaged Property. Any Proceeds which Mortgagee shall determine to release to Mortgagor for the restoration and/or replacement of all or part of the Mortgaged Property shall be held by Mortgagee without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Mortgagor with such provisions and requirements as may be imposed by Mortgagee (which provisions and requirements shall provide, among other things, that disbursements shall only be made in reimbursement of invoices previously paid for work done in accordance with plans and specifications approved of by Mortgagee and then only upon (i) a certification of compliance by a licensed architect that the work to be reimbursed was performed in accordance with the approved plans and specifications and performed in a good and workmanlike manner and (ii) the delivery of lien waivers for the sums being paid). Proceeds held by Mortgagee pursuant to this Section shall not be deemed trust funds, shall not bear interest and Mortgagee may commingle same with its other funds.

3.04 Total Taking and Total Destruction. In case of (a) a Taking of the entire Mortgaged Property, or (b) a Taking of less than the entire Mortgaged Property, or any material damage to or destruction of the Mortgaged Property, in either case which, in the good faith judgment of Mortgagee, renders the Mortgaged Property remaining after such Taking, damage or destruction unsuitable for restoration for use as property of substantially the same value, condition, character and general utility as the Mortgaged Property prior to such Taking, damage or destruction (any such Taking being herein called a “Total Taking” and any such damage or destruction being herein called a “Total Destruction”), then the Proceeds received by Mortgagee or Mortgagor on account of such Total Taking or Total Destruction shall be applied by Mortgagee in the manner specified in Section 5.08 hereof.

ARTICLE 4

Miscellaneous Covenants of Mortgagor

4.01 Maintenance of Existence, etc. Mortgagor will at all times maintain, preserve and keep in full force and effect its existence, good standing, franchises, rights and privileges as an entity under the laws of the state of its organization and the state in which the Mortgaged Property is located and its right to own and operate the Mortgaged Property and to transact business in such states.

4.03 Inspection, etc. Mortgagor will permit Mortgagee and any representatives designated by Mortgagee to visit and inspect the Mortgaged Property or any part thereof, to inspect the books of account of Mortgagor and all other property, books and records relating to the Mortgaged Property and to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, the officers, employees, agents and independent accountants of Mortgagor, all at such reasonable times and intervals as from time to time may be requested. Mortgagee shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making any such inspection or, once having undertaken any such inspection, for not making the same carefully or properly, or for not completing the same; nor shall the fact that such inspection may not have been made by Mortgagee relieve Mortgagor of any obligations that it may otherwise have under this Mortgage.

4.04 Certificates as to No Default; Notice by Mortgagor, etc.

4.04.01 Certificate as to No Default, etc. by Mortgagor.

(a) Within five (5) days after a request therefor by Mortgagee, Mortgagor will furnish to Mortgagee a Compliance Certificate certifying (i) the principal amount then outstanding on the Note, (ii) the rate of interest on the Note, (iii) that there are no offsets or defenses to the payment of the Indebtedness, (iv) that the Note and this Mortgage are valid, legal and binding obligations and have not been modified, except as specified in such Compliance Certificate and (v) that there is no condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Mortgagor is taking or proposes to take with respect thereto.

(b) Within five (5) days after a request therefor by Mortgagee, Mortgagor will furnish to Mortgagee estoppel certificates from any of the lessees under the Leases, as required by their respective Leases.

4.04.02 Notice by Mortgagor. Mortgagor shall give prompt notice to Mortgagee of (a) a default or Event of Default, (b) any notice given or any other action taken or, to Mortgagor’s knowledge, intended to be taken by (i) a tenant under any Lease, (ii) a holder of any indebtedness of Mortgagor or otherwise encumbering the Mortgaged Property, or (iii) any other Person, if such notice is given or such other action is taken with respect to (x) a claimed default under such Lease or other indebtedness, (y) a default or Event of Default under this Mortgage, or (z) a claimed default involving a potential liability in excess of $25,000, under any other indenture, lease, assignment, agreement or other instrument to which Mortgagor or any Guarantor is a party or by which it or the Mortgaged Property may be bound or affected, (c) any lien that is filed against the Mortgaged Property, and (d) any proceedings instituted by or against Mortgagor in any federal or state court or by any governmental department, agency or instrumentality, or any such proceedings threatened against Mortgagor in any federal or state court or by any governmental department, agency or instrumentality, affecting the Mortgaged Property or any portion thereof or which, if adversely determined, would have a material adverse effect upon Mortgagor’s business, assets or condition, financial or other, or upon the lien of this Mortgage. Any notice so given shall specify the nature and period of existence of such event or condition and what action Mortgagor or such Guarantor is taking or causing to be taken and proposes to take or cause to be taken with respect thereto and shall include a copy of any documents relevant thereto.

4.06 Books and Records; Financial Statements. Mortgagor covenants to keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied reflecting all financial transactions of Mortgagor in respect of the Mortgaged Property. Mortgagor shall deliver to Mortgagee the following financial and reporting information:

(a) Within 30 days after the last day of each of the first three fiscal quarters in any fiscal year, Mortgagor’s unaudited balance sheets as of the end of such quarter, presented fairly in accordance with income tax basis accounting and certified as being true and correct by an officer’s certificate;

(b) Within 30 days after the last day of each calendar quarter in any fiscal year, any and all property level financial information (including, without limitation, rent rolls and income statements) with respect to the Mortgaged Property;

(c) within 120 days after the last day of its fiscal year, Mortgagor’s statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year, which financial statements shall include, without limitation, reasonable details as to earnings and expenses with respect to the operation of the Mortgaged Property, in each case presented fairly in accordance with income tax basis accounting and certified as being true and correct by an officer’s, manager’s or member’s certificate; and

(d) such other information and data with respect to the business, operations, affairs, prospects, condition, properties and assets of Mortgagor, each Guarantor and the Mortgaged Property as Mortgagee may from time to time reasonably request.

4.07 Single Purpose Entity Covenants. Mortgagor covenants and agrees that, as of the date hereof and so long as any of the Loan Documents shall remain in effect:

(a) It is and intends to remain solvent and it has paid and will pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due.

(b) It has complied and will comply with the provisions of its certificate of formation.

(c) It has done or caused to be done and will, to the extent under its control, do all things necessary to observe corporate formalities and to preserve its existence.

(d) It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its members and any other Person, and it will file its own tax returns, if any, which are required by law (except to the extent consolidation is required under income tax basis accounting or as a matter of law).

(e) It has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other, and shall pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services.

(f) It has not owned and will not own any property or any other assets other than the Collateral and cash or other assets in connection therewith.

(g) It has not engaged and will not engage in any business other than the acquisition, ownership, financing and disposition of the Collateral in accordance with the applicable provisions of the Loan Documents.

(h) It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates, except upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with Persons other than such Affiliate.

(i) It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Loan Documents and (B) unsecured trade payables, in an aggregate amount not to exceed $100,000.00 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Collateral; provided, however, that any such trade payables incurred by Mortgagor shall be paid within 60 days of the date incurred.

(j) It has not made and will not make any loans or advances to any other Person, and shall not acquire obligations or securities of any member or any Affiliate of any member or any other Person.

(k) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l) It shall not seek its dissolution, liquidation or winding up, in whole or in part, or suffer any Change of Control, or consolidation or merger with respect to Mortgagor.

(m) It will not commingle its funds and other assets with those of any of its Affiliates or any other Person.

(n) It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.

(o) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

(p) It shall not take any of the following actions: (i) permit its members to dissolve or liquidate Mortgagor, in whole or in part; (ii) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity;

or (iii) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or effect any similar procedure under any similar law, or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of Mortgagor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.

(q) It has no liabilities, contingent or otherwise, other than those normal and incidental to the acquisition, ownership, financing and disposition of the Mortgage Loan.

(r) It has conducted and shall conduct its business consistent with the requirements of being a Single-Purpose Entity.

(s) It shall not hire or engage any employees.

ARTICLE 5

Events of Default; Remedies, etc.

5.01 Events of Default; Declaration of Note Due. If any one or more of the following events (herein sometimes called “Events of Default”) shall occur:

(a) Mortgagor shall fail to pay interest due on account of the Loan, and such failure shall continue for five (5) Business Days after the applicable Remittance Date; or

(b) Mortgagor shall fail to pay the Obligations which are monetary in nature in full on the Maturity Date; or

(c) Mortgagor shall default in the payment, when and as due and payable, of any other indebtedness or other sums payable pursuant to the Note, this Mortgage, or if Mortgagor shall be in default on any other mortgage or instrument encumbering the Mortgaged Premises or any note or bond secured by any of the foregoing, or if there shall be a default under any other mortgage or other instrument securing payment due under the Note and such default shall continue for shall continue for five (5) Business Days after the applicable due date; or

(d) Mortgagor shall default in the due performance or observance of any term of Sections 2.01, 2.02, 2.03, 2.04, 2.06, 2.08, 2.09, 2.18 or 9.03 hereof and such default shall continue for ten (10) days from notice thereof sent by Mortgagee to Mortgagor; or

(e) Mortgagor shall default in the due performance or observance of any term of Sections 3.01 or 4.07 hereof;

(f) Mortgagor shall default in the due performance or observance of any of the terms of this Mortgage, the Note or any of the other Loan Documents other than those referred to in subdivisions (a), (b), (c), (d) and (e) of this Section 5.01 hereof, and such breach or failure to perform is not remedied within thirty (30) days after notice thereof to Mortgagor from Mortgagee, provided, however, that if such breach or failure is not capable of being cured within thirty (30) days, then the time to cure shall be extended for an additional period, not to exceed sixty (60) days, so long as Mortgagor commences the curing of such default within thirty (30) days after notice thereof to Mortgagor, and thereafter diligently prosecutes the curing thereof; or

(g) any warranty, representation or other statement made by or on behalf of Mortgagor in or pursuant to this Mortgage or in connection with the application of the loan secured hereby (including, without limitation, any financial statement delivered pursuant to Section 4.06 hereof) shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; or

(h) Mortgagor or any Guarantor shall make an assignment for the benefit of creditors, or shall be generally not paying its debts as they become due, or shall commence a case under the federal bankruptcy laws, or shall file any petition or answer or take any action seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer or admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of Mortgagor or any Guarantor, or any material part of its properties or assets, or if Mortgagor or any Guarantor shall take any action for the purpose of the foregoing; or

(i) within sixty (60) days after the commencement of an action against Mortgagor or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders entered therein or proceedings thereunder affecting its business, operations and properties stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Mortgagor or the Guarantor, of any trustee, custodian, receiver or liquidator of Mortgagor or any Guarantor, or of any material part of its properties or assets, such appointment shall not have been vacated; or

(j) a final non-appealable judgment by any competent court in the United States of America for the payment of money in an amount greater than $50,000.00 shall have been rendered against Mortgagor or either Guarantor, and remained undischarged or unpaid for a period of ninety (90) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Mortgagee; or

(k) Mortgagor shall take any action looking to its dissolution or liquidation; or

(l) subsequent to the date of this Mortgage the laws of the state in which the Mortgaged Property is located shall be changed by statutory enactment, judicial decision,

regulation or otherwise, so as (i) to deduct from the value of land for the purpose of taxation (for state, county, municipal or other purpose) any lien or charge thereon, or (ii) to change the taxation of mortgages or debts secured by land or the manner of collecting any such taxation, so as to affect this Mortgage, and thereafter, within 30 days following receipt of a written request from Mortgagee, Mortgagor shall have failed to enter into a lawful and binding agreement with Mortgagee, satisfactory in substance and form to Mortgagee, obligating Mortgagor to reimburse Mortgagee for any increase in taxation imposed on Mortgagee by reason of any of the foregoing; or

(m) Mortgagor, its principals or any of their successors or assigns, shall make any conveyance of all or any part of the Mortgaged Property or any direct or indirect interest in Mortgagor that is not specifically permitted hereunder; or

(n) the Guarantors shall default in the full and timely performance of any obligation under the Guaranty; or

(o) there shall be any default, beyond applicable grace periods under any mortgage, or any note secured by any mortgage, which is prior, equal or subordinate to the lien of this Mortgage or the mortgagee under any such prior, equal or subordinate mortgage commences a foreclosure action in connection with such mortgage; or

(p) any act or omission on or relating to the Mortgaged Property or any part thereof or any interest therein shall render it to or any such part or interest subject to forfeiture under applicable law; or

(q) the amendment or modification of any mortgage, or any note secured by any mortgage, which is prior, equal or subordinate to the lien of this Mortgage; or

(r) Mortgagor’s failure to cure any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property within fifteen (15) days of Mortgagor’s becoming aware of such violation; or

(s) there shall be any demolition or material alteration of any of the improvements on the Mortgaged Property without Mortgagee’s prior written consent;

then and in any such event (i) interest at the Default Rate shall be due and payable on the principal of and (to the extent permitted by law) interest and other charges thereon as due under the Note at the time outstanding together with all other indebtedness secured hereby, from the date of the Event of Default until actual receipt by Mortgagee of payment in full of the Indebtedness and (ii) Mortgagee may, at any time after the occurrence of any Event of Default, declare, by written notice to Mortgagor, the entire principal balance of the indebtedness evidenced by the Note, and all other indebtedness secured hereby to be due and payable upon the date specified in such notice and upon such date the same shall become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which Mortgagor hereby waives. Mortgagor will pay on demand all costs and expenses

(including reasonable attorneys’ fees and expenses) incurred by or on behalf of Mortgagee in enforcing this Mortgage or the Note, or occasioned by any default or Event of Default under this Mortgage, or incurred in connection with any foreclosure action or other proceeding brought by Mortgagee to enforce and protect its rights and interest under the Mortgage or Note. Without limiting the foregoing, Mortgagee shall have the right to recover all such costs and expenses, including reasonable attorneys’ fees and expenses, in any judgment of foreclosure and sale. For purposes of this Section 5.01, the rendering of a judgment in an action to foreclose this Mortgage shall not be deemed “payment in full of the Indebtedness” and it is the intention of the Mortgagee and Mortgagor that any such judgment shall bear interest at the Default Rate.

5.02 Security Agreement; Legal Proceedings; Foreclosure, etc. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Indebtedness, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code. If an Event of Default shall have occurred and be continuing, Mortgagee at any time may, at its election, do one or more of the following: (i) Mortgagee may proceed at law or in equity or otherwise to enforce the payment of the Note at the time outstanding in accordance with the terms hereof and thereof, (ii) Mortgagee may foreclose the lien of this Mortgage as against all or any part of the Mortgaged Property and have the same sold under the judgment or decree of a court of competent jurisdiction, or Mortgagee may, in an uncontested foreclosure, foreclose the lien of this Mortgage as against all or any part of the Mortgaged Property and have the same sold pursuant to any non-judicial foreclosure remedy available to mortgagees under applicable law, and/or (iii) Mortgagee may exercise any or all of the remedies of a secured party under the Uniform Commercial Code with respect to any personal property covered hereby. If Mortgagee should proceed to dispose of any personal property in accordance with the provisions of the Uniform Commercial Code, five (5) days’ notice by Mortgagee to Mortgagor shall be deemed to be commercially reasonable notice under any provision of the Uniform Commercial Code requiring notice. Mortgagor, however, agrees that all other property of every nature and description, whether real or personal, covered by this Mortgage, together with all personal property used on or in connection with the Mortgaged Property or any business conducted thereon by the Mortgagor and covered by separate security agreements, are encumbered as one unit, that this Mortgage and such security interests, at Mortgagee’s option, may be foreclosed or sold in the same proceeding, and that all property encumbered (both realty and personalty), at Mortgagee’s option, may be sold as such in one unit as a going business, subject to the provisions of applicable law. In any action service of process may be made upon the Mortgagor by mailing a copy of the papers to be served to the Mortgagor at the address set forth on the first page hereof, and such service shall be deemed complete upon the posting of such papers in any mail box regularly maintained by the United States Post Office.

This Mortgage shall constitute a security agreement for purposes of the Uniform Commercial Code.

5.03 Power of Sale. Upon or at any time the occurrence of an Event of Default, Mortgagee may, either with or without entry or taking possession of the Mortgaged Property as provided in this Mortgage or otherwise, personally or by its agents or attorneys and without prejudice to the right to bring an action for foreclosure of this Mortgage, sell the Mortgaged Property or any part thereof pursuant to any procedures provided by applicable law, and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales in its entirety or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by applicable law. All notices relating to or in connection with such a sale or under any applicable law pertaining thereto shall be in writing and shall be deemed by sufficient given or served for all purposes when delivered (i) by personal service or courier service, and shall be deemed given on the date when signed for or, if refused, when refused by Mortgagor’s agent, or (ii) by United States certified mail, return receipt requested, postage prepaid, and shall be deemed given two (2) days after being sent, to any party hereto at its applicable address as set forth herein. For purposes hereof, notices may be given by Mortgagee or by its attorneys.

5.04 Purchase of Mortgaged Property by Mortgagee. Mortgagee may be a purchaser of the Mortgaged Property or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or otherwise, and may apply upon the purchase price thereof the indebtedness secured hereby owing to Mortgagee. Mortgagee shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in Mortgagor.

5.05 Waiver of Appraisement, Valuation, etc. Mortgagor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Mortgaged Property or any part thereof or any interest therein.

5.06 Sale a Bar Against Mortgagor. Any sale of the Mortgaged Property or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to foreclosure or otherwise, shall forever be a bar against Mortgagor.

5.07 Sale in One or More Parcels. If this Mortgage is foreclosed, the Mortgaged Property, or any interest therein, may at Mortgagee’s discretion, be sold in one or more parcels or in several interests or portions in any order or manner.

5.08 Application of Proceeds of Sale and Other Moneys. The proceeds of any sale of the Mortgaged Property or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to foreclosure or otherwise, and all other moneys at any time held by Mortgagee as part of the Mortgaged Property, shall be applied as follows:

First: to the payment of the costs and expenses of such sale (including, without limitation, attorneys’ fees and expenses, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Mortgaged Property or any part hereof prior to such sale), all costs and expenses of any receiver of the Mortgaged Property or any part thereof, and any taxes, assessments or charges prior to the lien of this Mortgage, which Mortgagee may consider necessary or desirable to pay;

Second: to the payment of any indebtedness secured by this Mortgage, other than indebtedness with respect to the Note at the time outstanding, which Mortgagee may consider necessary or desirable to pay;

Third: to the payment of all amounts of principal of, premium, if any, and interest and other charges at the time due and payable on the Note at the time outstanding (whether due by reason of maturity or as an installment of interest or by reason of any prepayment requirement or by declaration of acceleration or otherwise), including interest at the Default Rate on any overdue principal and premium, if any, and (to the extent permitted under applicable law) on any overdue interest; and in case such moneys shall be insufficient to pay in full the amounts so due and unpaid upon the Note at the time outstanding, then, first, to the payment of all amounts of interest and other charges at the time due and payable on the Note, and second to the payment of all amounts of principal at the time due and payable on the Note; and

Fourth: the balance, if any, held by Mortgagee after payment in full of all amounts referred to in subdivisions First, Second and Third above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of Mortgagor.

5.09 Appointment of Receiver. If an Event of Default shall have occurred and be continuing, then for so long as, and until, the indebtedness secured hereby is repaid in full, Mortgagee shall, as a matter of right and without regard to the adequacy of any security for the indebtedness secured hereby and without regard to whether Mortgagee has commenced an action to foreclose the lien of this Mortgage and without requirement for prior notice, be entitled to the appointment of a receiver for all or any part of the Mortgaged Property, whether such receivership be part of the Mortgaged Property or otherwise, and without regard to the nature of the action in which the appointment of a receiver is sought, and Mortgagor hereby consents to, and waives prior notice of, the appointment of such a receiver and will not oppose any such appointment. Mortgagee may also seek a temporary restraining order or other injunctive relief with respect to any act of omission constituting an Event of Default.

5.10 Possession, Management and Income. If an Event of Default shall have occurred and be continuing, Mortgagee, without notice to Mortgagor, may enter upon and take possession of the Mortgaged Property or any part thereof by force, summary proceeding, ejectment or otherwise and may remove Mortgagor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof. Mortgagor, if it is then the occupant of the Mortgaged Property or any part thereof, shall immediately surrender possession of the space so occupied to Mortgagee and if Mortgagor is permitted to remain in possession, the possession shall be as a month-to-month tenant of Mortgagee, and, on demand, Mortgagor shall pay to Mortgagee monthly, in advance, a fair market rental as determined by Mortgagee, for the space so occupied, and in default thereof Mortgagor may be dispossessed by the usual summary proceedings. Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by Mortgagee shall be applied to pay all reasonable costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving, and managing the Mortgaged Property or any part thereof, and any taxes, assessments or other charges prior to the lien and security interest of this Mortgage which Mortgagee may consider necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 5.08. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any part thereof.

5.11 Right of Mortgagee to Perform Mortgagor’s Covenants, etc. If Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder, Mortgagee, without notice to or demand upon Mortgagor, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Mortgagor, and may enter upon the Mortgaged Property for such purpose and take all such action thereon as, in Mortgagee’s opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any tenant of the Mortgaged Property or any part thereof. All sums so paid by Mortgagee and all costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring, shall constitute additional indebtedness secured by this Mortgage and shall be paid by Mortgagor to Mortgagee on demand.

5.12 Remedies, etc., Cumulative. Each right, power and remedy of Mortgagee provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.

5.13 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

5.14 No Waiver, etc. No failure by Mortgagee or any holder of the Note to insist upon the strict performance of any term hereof or thereof, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment of any amount secured hereby before or after its due date, neither Mortgagee nor any holder of the Note shall be deemed to waive its right either to require prompt payment when due of all other amounts payable hereunder or to declare a default for failure to effect such prompt payment. By accepting any payment of interest at the regular rate specified in the Note, neither Mortgagor nor any holder of the Note shall be deemed to have waived any default or Event of Default or to have waived its right to collect interest at the Default Rate. Any and all special notations or endorsements on checks by Mortgagor to Mortgagee shall be of no effect against Mortgagee and will not result in an accord and satisfaction.

5.15 Compromise of Actions, etc. Any action, suit or proceeding brought by Mortgagee pursuant to any of the terms of this Mortgage or otherwise, and any claim made by Mortgagee hereunder may be compromised, withdrawn or otherwise dealt with by Mortgagee without any notice to or approval of Mortgagor, except as shall be required by law and cannot be waived.

5.16 Mortgagor Personally Liable. Each Person constituting the Mortgagor shall be personally and jointly and severally liable for the entire indebtedness (including interest and other charges thereon) due under the Note and this Mortgage, and Mortgagee (in addition to its other rights hereunder) is hereby expressly permitted to attempt to collect and to collect said sums in any order it chooses from any or all Persons constituting the Mortgagor, the foreclosure and sale of the Mortgaged Property, or any combination of the foregoing. No release (regardless of consideration) by Mortgagee of any Person constituting the Mortgagor shall be deemed a release of any other Person constituting Mortgagor and each Person constituting the Mortgagor hereby waives notice of any such release.

5.17 Mortgage Includes All Mortgaged Property. Upon the foreclosure of this Mortgage and the sale of the Mortgaged Property resulting therefrom including to Mortgagee or its designee, and regardless of the amount bid at the foreclosure sale and whether or not there is a deficiency remaining on the Note, the purchaser shall acquire all of Mortgagor’s interest in and to all of the Mortgaged Property including, without limitation, the proceeds relating to all or any part thereof. By way of example, without implied limitation, the purchaser shall be deemed to have acquired all tax refunds, insurance proceeds and any other claims attributable to the Mortgaged Property even if actually received or collected after such foreclosure sale.

5.18 Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Mortgagee is hereby granted an irrevocable power of attorney, coupled with an interest, to act, after the occurrence of an Event of Default, in the stead of Mortgagor for the purpose of commencing, continuing and/or maintaining any tax certiorari proceeding in respect of the Mortgaged Property for any period, whether before, during or after the date of such Event of Default. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Indebtedness, and any such subrogation rights shall constitute additional security for the payment of the Indebtedness.

5.19 Waiver of Counterclaim. Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee, and Mortgagor and Mortgagee each hereby waives any right it may have to trial by jury in any action or proceeding brought by either party hereto against the other or in any counterclaim asserted by Mortgagee against Mortgagor, or in any matters whatsoever arising out of or in any way connected with this Mortgage, the Note, any other documents executed in connection therewith, or the Indebtedness.

5.20 Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

5.21 Remedies of Mortgagor. Mortgagor understands and agrees that in no event shall Mortgagee (or any of its partners, shareholders, trustees, officers, directors, employees, agents, attorneys or representatives) have any personal liability hereunder or be liable for any consequential damages hereunder. In particular but without implied limitation, in the event that a claim or adjudication is made that Mortgagee has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Note, this Mortgage or other documents executed in connection therewith, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor’s exclusive remedies shall be limited to injunctive relief or declaratory judgment.

ARTICLE 6

Representations and Warranties

Mortgagor represents, warrants and covenants and agrees that, as of the date of delivery of this Mortgage:

6.01 Organization, Standing, etc., of Mortgagor. Mortgagor is duly incorporated, validly existing and in good standing under the laws and regulations of the state of Mortgagor’s formation and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Mortgagor’s business.

6.02 Compliance with Other Instruments, etc. The Loan Documents have been or will be duly executed and delivered by Mortgagor. The Loan Documents constitute the legal, valid and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

6.03 Non-Contravention. Neither the execution and delivery of the Loan Documents, nor consummation by Mortgagor of the transactions contemplated by the Loan Documents (or any of them), nor compliance by Mortgagor with the terms, conditions and provisions of the Loan Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Mortgagor, (ii) any contractual obligation to which Mortgagor is now a party or the rights under which have been assigned to Mortgagor or the obligations under which have been assumed by Mortgagor or to which the assets of Mortgagor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Mortgagor, other than pursuant to the Loan Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Mortgagor, or (iv) any applicable Requirement of Law, in the case of clauses (ii)-(iv) above, to the extent that such conflict or breach would have a material adverse effect upon Mortgagor’s ability to perform its obligations hereunder. Mortgagor has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Mortgaged Property and for the performance of its obligations under the Loan Documents.

6.04 Litigation, etc. Except for the matters disclosed in writing to Mortgagee, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Mortgagor, threatened against Mortgagor or either Guarantor.

6.05 No Violations, etc. Mortgagor is in compliance in all respects with all governmental laws, rules and regulations and other requirements which are applicable to the Mortgaged Property or any part thereof, or any use or condition of the Mortgaged Property or any part thereof. Mortgagor has no knowledge of any violation, nor is there any notice or other record of violation, of any zoning, health, safety, building, fire, labor, environment, or other statute, ordinance, rule, regulation or restriction applicable to the Mortgaged Property or any part or use thereof.

6.06 Use of Proceeds. Mortgagor has applied and will apply the proceeds of the Note for such purpose as does not and will not constitute a use of any part thereof, directly or indirectly, for the purpose of purchasing or carrying any “margin security” within the meaning of Regulation G, 12 C.F.R. 207, as amended, and no part of the proceeds of the Note was used or will be used for the purpose (whether immediate, incidental or ultimate) of “purchasing” or “carrying” any “margin security” within the meaning of such Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred for any such purpose. Mortgagor does not own or have any present intention of acquiring any such margin security and will not otherwise knowingly take or permit any action which would involve a violation of such Regulation G or any other Regulation of the Board of Governors of the Federal Reserve System.

6.07 Easements and Utility Services. Mortgagor has all easements, including those for use, maintenance, repair and replacement of and access to structures, facilities or space for support, mechanical systems, utilities (including water and sewage disposal) and any other private or municipal improvements, services and facilities, necessary for the proper operation, repair, maintenance, occupancy and use of the Mortgaged Property for its current and any proposed uses. Electric, gas, sewer and water facilities and all other necessary utilities are available in sufficient capacity to satisfactorily service the Mortgaged Property.

6.08 Disclosure. Neither this Mortgage nor any other document or certificate furnished to Mortgagee or to counsel for Mortgagee in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

6.09 Offering of the Note. Neither Mortgagor nor anyone acting on its behalf has directly or indirectly offered the Note or any part thereof or any similar instrument for sale to, or solicited any offer to buy any of the same from, anyone other than Mortgagee. Neither the Mortgagor nor anyone acting on its behalf has taken or will take any action which would subject the issuance of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended, or similar state or local laws.

6.10 Broker. Mortgagor has not dealt with any broker, investment banker, agent, or other Person who may be entitled to any commission or compensation in connection with the sale of the Purchased Loan pursuant to the Loan Documents, other than Broker. Mortgagor shall pay Broker a commission pursuant to a separate written agreement on the Closing Date.

6.11 No Default. No Default or Event of Default exists under or with respect to the Loan Documents.

6.12 Consents. No consent, approval or other action of, or filing by Mortgagor with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Loan Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

6.13 Ownership. The membership interests in Mortgagor are owned as set forth in the organizational chart delivered o Mortgagee

6.14 Organizational Documents. Mortgagor has delivered to Mortgagee certified copies of its organizational documents, together with all amendments thereto, if any.

6.15 Federal Regulations. Mortgagor is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

6.16 Taxes. Mortgagor has filed or caused to be filed all tax returns which to the knowledge of Mortgagor would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with Income Tax Basis accounting; no tax liens have been filed against any of Mortgagor’s assets and, to Mortgagor’s knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

6.17 Leases. There are no leases or other occupancy agreements, written or oral, with respect to the Premises other than as set forth on the Rent Roll. Mortgagor has delivered to Mortgagee true, correct and complete copies of all of the Leases, and any amendments or supplements thereto, and all of the Leases are in full force and effect. Except as set forth in the Rent Roll, there are no defaults under the Leases and no event has occurred which, with the giving of notice or the passage of time, would constitute a default under the Leases.

6.18 Condemnation. Mortgagor has not received written notice of any pending or threatened condemnation or eminent domain proceedings that would affect the Premises.

ARTICLE 7

Definitions

7.01 Definitions. For all purposes of this Mortgage, the following terms have the following respective meanings unless the context otherwise requires:

Acceptable First Mortgage Financing: the meaning specified in Section 2.01 hereof.

Affiliate: shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

Assignment of Contracts: shall mean that certain Collateral Assignment of Agreements, Permits and Contracts, dated as of the date hereof, by Mortgagor in favor of Mortgagee.

Assignment of Leases: shall mean that certain Assignment of Leases and Rents, dated as of the date hereof, by Mortgagor in favor of Mortgagee. Assignment of Management Agreement: shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, by and among Mortgagor, Mortgagee and Manager.

Business Day: shall mean any day other than a Saturday, Sunday or other day upon which banks in the State of New York are authorized or required by law to be closed.

Change of Control: shall mean that the following shall occur without the prior written consent of Mortgagee: Thompson National Properties and/or TNP Strategic Retail Trust Inc. shall at any time own less than 50% of the direct or indirect beneficial interests in Mortgagor.

Compliance Certificate: a certificate of the Mortgagor, executed and delivered by a principal of the Mortgagor, or if the Mortgagor is an individual or individuals, by such individual or individuals, setting forth in reasonable detail the investigation upon which the matters set forth in such certificate are based and the section of this Mortgage pursuant to which the certificate is being delivered.

Control: shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto.

Default: any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.

Due and Payable: when used with reference to the principal of, or premium or interest on, or when referring to any and all other sums secured by this Mortgage shall mean due and payable, whether at the monthly or other date of payment or at the date of maturity specified in the Note or this Mortgage; or, in the case of Impositions, the last day upon which any charge may be paid without penalty and/or interest and/or without becoming a lien upon the Mortgaged Property.

Eligibility Requirement: shall mean the requirement, with respect to the applicable Person, that such Person (i) has a capital/statutory surplus or shareholders’ equity of not less than $200,000,000 and (ii) regularly engages in the business of making loans.

Environmental Indemnity: shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, by Guarantors in favor of Mortgagee.

Event of Default: the meaning specified in Section 5.01 hereof.

Furniture, Furnishings and Equipment: the meaning specified in the Granting Clause.

Governmental Authority: shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government

Guarantors: shall mean Tony Thompson, an individual, and TNP Strategic Retail Trust Inc., a Maryland corporation.

Guaranty: the meaning specified in Section 1.04 hereof.

Herein, Hereof, Hereto and Hereunder: shall refer to this Mortgage and all amendments, modifications, extensions and renewals hereof.

Impositions: the meaning specified in Section 2.04 hereof.

Improvements: the meaning specified in the Granting Clause.

Including: shall mean “including but not limited to”.

Institutional Lender: shall mean a Person which, as of the date of determination, is either (i) a real estate investment trust, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund or Governmental Authority, provided that any such Person specified in this clause (i) satisfies the Eligibility Requirement; (ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended, provided that any such Person specified in this clause (ii) satisfies the Eligibility Requirement, (iii) a Person substantially similar to the Persons described in clauses (i) and (ii) of this definition, provided that such Person satisfies the Eligibility Requirement, (iv) a Person which Controls, is Controlled by or is under common Control with any of the Persons described in clauses (i) through (iii) of this definition, provided that such Person satisfies the Eligibility Requirement or (v) an investment fund, limited liability company, limited partnership or general partnership in which a Permitted Fund Manager or a Person that otherwise qualifies as an Institutional Lender under clauses (i) through (iv) of this definition acts as general partner, managing member or fund manager, provided that not less than 50% of the direct or indirect beneficial interests of such investment fund, limited liability company, limited partnership or general partnership are owned, directly or indirectly, by Persons qualifying as an Institutional Lender under clauses (i) through (iv) of this definition.

Insurance Requirements: the meaning specified in Section 2.05 hereof.

Land: the meaning specified in the recitals.

Leases: the meaning specified in the Granting Clause.

Legal Requirements: the meaning specified in Section 2.05 hereof.

Loan Documents: shall mean the Note, this Mortgage, the Assignment of Leases, the Recourse Guaranty, the Environmental Indemnity, the Assignment of Contracts, the Assignment of Management Agreement and each and every other document executed and delivered in connection therewith.

Manager: shall mean TNP Property Manager, LLC, a Delaware limited liability company.

Maturity Date: shall mean October 31, 2014, or such earlier date as the Note may be accelerated in accordance with the terms hereof or thereof.

Mortgage: this Mortgage, Security Agreement and Assignment of Leases and Rents, dated the date hereof, between Mortgagor and Mortgagee.

Mortgaged Property: the meaning specified in the Granting Clause.

Note: the meaning specified in the Granting Clause.

Permitted Encumbrances: the meaning specified in Section 2.01 hereof.

Permitted Fund Manager: shall mean any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a bankruptcy proceeding.

Person: a corporation, an association, a partnership, a limited liability company or partnership, an entity, an organization, a business, an individual, a trust, a government or political subdivision thereof or a governmental or quasi-governmental agency.

Property: the same as the Mortgaged Property.

Recourse Guaranty: shall mean that certain Recourse Guaranty, dated as of the date hereof, by Guarantors in favor of Mortgagee.

Remittance Date: shall mean the first (1st) calendar day of each month, or the next succeeding Business Day, if such calendar day is not a Business Day.

Rent Roll: the meaning specified in Section 2.09.05 hereof.

Single-Purpose Entity: shall mean a Person, other than an individual, which is formed or organized solely for the purpose of owing, operating, managing and developing, directly and subject to this mortgage, the Mortgaged Property, does not engage in any business unrelated to the Mortgaged Property and the financing thereof, does not have any assets other than the Mortgaged Property, or any indebtedness other than as permitted by this mortgage, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person.

State: the State of Illinois, in which the Mortgaged Property is located.

Taking: the meaning specified in Section 3.02 hereof.

Total Destruction: the meaning specified in Section 3.04 hereof.

Total Taking: the meaning specified in Section 3.04 hereof.

ARTICLE 8

Miscellaneous

8.01 Further Assurances. Mortgagor at its expense will execute, acknowledge and deliver all such instruments and take all such actions as Mortgagee from time to time may reasonably request (a) to better subject to the lien and security interest of this Mortgage all or any portion of the Mortgaged Property, (b) to perfect, publish notice or protect the validity of the lien and security interest of this Mortgage, (c) to preserve and defend the title to the Mortgaged Property and the rights of Mortgagee therein against the claims of all persons and parties so long as this Mortgage shall remain undischarged, (d) to better subject to the lien and security interest of this Mortgage with respect to any replacement or substitution for any Improvements or any other after-acquired property, or (e) in order to further effectuate the purpose of this Mortgage and to carry out the terms hereof and to better assure and confirm to the Mortgagee its rights, powers and remedies hereunder. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including without limitation such rights and remedies available to Mortgagee pursuant to this Section 8.01.

8.02 Certificates. At Mortgagee’s request, Mortgagor shall without charge, at any time and from time to time, deliver promptly to Mortgagee or its designee a certificate duly executed by Mortgagor and each Guarantor certifying the principal amount then outstanding hereon, or on the Note, the date to which interest has been paid, and that no condition exists and no event has occurred under this Mortgage or the Note which constitutes a default hereunder, or which, with the passage of time or giving of notice or both, would constitute a default hereunder or, if any such condition exists or event has occurred, specifying the nature and period of existence thereof or the date of occurrence.

8.03 Additional Security. Without notice to or consent of Mortgagor, and without impairment of the lien and rights created by this Mortgage, Mortgagee may accept from Mortgagor or from any other Person additional security for the Note; neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting, first, to such additional security, or, first, to the security created by this Mortgage, or concurrently to both, in any case without affecting Mortgagee’s lien and rights under this Mortgage.

8.04 Notices, etc. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other addressee as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Mortgagor:

TNP SRT Constitution Trail, LLC

c/o Thompson National Properties, LLC

1900 Main Street, Suite 700

Irvine, CA 92614

Attention: Christopher Lal, Esq., General Counsel

Facsimile: (949) 252-0212

With a copy to:

Hirschler Fleischer

The Edgeworth Building

2100 East Cary Street

Richmond, VA 23223

Attention: Thomas G. Voekler, Esq.

Facsimile: (804) 644-0957

Mortgagee:

TL DOF III Holding Corporation

c/o Torchlight Investors

230 Park Avenue

New York, NY 10169

Attention: Steve Schwartz

Facsimile: (212) 883-2955

With a copy to:

TL DOF III Holding Corporation

c/o Torchlight Investors

230 Park Avenue

New York, NY 10169

Attention: Abbey Kosakowski, Esq.

Facsimile: (212) 883-2888

And a copy to:

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

Attention: Dennis M. Sughrue, Esq.

Facsimile: (212) 545-3437

Any notice, demand, statement, request or consent made hereunder to any other holder of the Note, shall be sent to such address as such holder shall have designated by notice in writing to Mortgagor, or, until an address is so designated, to and at the address of the last holder so designating an address. The foregoing insertion of Mortgagor’s mailing address shall be deemed to be a request by Mortgagor that a copy of any notice of default and of any notice of sale hereunder be mailed to Mortgagor at such address as provided by law. Mortgagor hereby irrevocably appoints Thomas G. Voekler, Esq., having an address at c/o Hirschler Fleischer, The Edgeworth Building, 2100 East Cary Street, Richmond, VA 23223 as Mortgagor’s agent for the service of process (“Agent”) in any action on the Note, this Mortgage or any other document executed in connection therewith, and Agent hereby accepts such appointment. Mortgagor hereby agrees that service of process on Mortgagor may be made solely by serving Agent in any manner provided by law and that personal service upon Mortgagor is hereby waived. Agent may resign as Agent hereunder provided that (i) Agent shall give ten (10) days’ prior written notice thereof to Mortgagee, (ii) Agent shall appoint a successor agent for the service of process on Mortgagor, which agent must acknowledge in writing its acceptance of such appointment and must be an attorney or law firm located within the State and (iii) Agent shall include in its notice referred to in (i) above the name and address of the successor agent and an original of the acceptance of the appointment referred to in (ii) above. From and after the effective date of the notice referred to in the preceding sentence, the successor agent shall be referred to as the “Agent” hereunder. The rights given to Mortgagee in this Paragraph to just serve Agent shall be in addition to Mortgagee’s permitted methods of service under applicable law and nothing in this Paragraph shall limit or restrict Mortgagee to just serving Agent and Mortgagee shall be permitted to otherwise serve Mortgagor in any manner provided by law (with or without also serving Agent). Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

8.05 Amendments and Waivers. This Mortgage, the Note, and any term hereof or thereof may be amended, discharged or terminated and the observance of any term of this Mortgage or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party to be charged.

8.06 Expenses. Mortgagor will pay or cause to be paid (a) the cost of filing and recording of this Mortgage, the Uniform Commercial Code financing statements and any other documents to be filed or recorded in connection with the execution and delivery hereof or thereof; (b) all taxes (including interest and penalties) at any time payable in connection with the execution and delivery of this Mortgage and any other instruments or agreements relating hereto or thereto, any amendment or waiver relating hereto or thereto, the issue and acquisition of the Note and, where applicable, such filing and recording (Mortgagor agreeing to indemnify Mortgagee in respect of such taxes, interest and penalties); (c) the cost of Mortgagor’s performance of and compliance with the terms and conditions of this Mortgage and of the other instruments mentioned herein; (d) the cost of title insurance, reinsurance, security interest searches and surveys required hereby or delivered in connection herewith; (e) the fees, expenses and disbursements of Mortgagee’s counsel in connection with the subject matter of this Mortgage and any amendments, releases or other actions or waivers hereunder or in respect hereof; and (f) all reasonable out-of-pocket expenses incurred by Mortgagee in connection herewith. Mortgagor shall indemnify and hold Mortgagee harmless from and against all claims in respect of all fees of brokers and finders payable in connection with this Mortgage.

8.07 Time. TIME IS OF THE ESSENCE with respect to all obligations of Mortgagor under this mortgage.

8.08 Limitation on Interest. Under no circumstances shall Mortgagor be charged under the Note or this Mortgage, more than the highest rate of interest which lawfully may be charged by the holder of the Note and paid by the Mortgagor on the indebtedness secured hereby. It is, therefore, agreed that if at any time interest on the indebtedness secured hereby would otherwise exceed the highest lawful rate, only such highest lawful rate shall be charged to or paid by Mortgagor. Should any amount be paid to Mortgagee in excess of such legal rate, such excess shall be deemed to have been paid in reduction of the principal balance of the Note.

8.09 Miscellaneous. All the terms of this Mortgage shall apply to and be binding upon the respective successors, assigns, heirs, legal representatives and beneficiaries of Mortgagor, and all Persons claiming under or through Mortgagor or any such successor or assign, and shall inure to the benefit of and be enforceable by Mortgagee and its successors, participants and assigns. The headings and table of contents, if any, in this Mortgage are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. This Mortgage may be executed in several counterparts, each of which shall constitute one and the same instrument. This Mortgage shall be governed and construed in accordance with the laws of the State of Illinois. For the purposes of any litigation relating to the Note, this Mortgage or the Mortgaged Property, Mortgagor hereby irrevocably submits to the jurisdiction of any State or Federal courts of the State of Illinois and any State or Federal courts of the Southern District of New York.

8.10 Set-Offs. (i) From time to time in connection with the payment of interest due and payable under the Note, and (ii) in all other instances, after the occurrence and during the continuance of an Event of Default, the Mortgagor hereby irrevocably authorizes and directs Mortgagee from time to time to charge the Mortgagor’s accounts and deposits with Mortgagee, (general or special, time or demand, provisional or final), and to pay over to the Mortgagee an amount equal to any amounts from time to time due and payable to the Mortgagee hereunder or under any other Loan Document. The Mortgagor hereby grants to the Mortgagee, subject to the terms and conditions of this Mortgage, a security interest in and to all such accounts and deposits maintained by the Mortgagor with Mortgagee.

8.11 Securitization/Participation. Mortgagee reserves the right at any time during the term of the Indebtedness and in its sole and absolute discretion to effect a so-called securitization of (or to sell a participation interest in) the Indebtedness in such manner and on such terms and conditions as Mortgagee shall deem to be appropriate in its sole and absolute discretion and with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other persons, parties or investors (including, but not limited to, grantor trusts, owner trusts, special purpose corporations, real estate mortgage investment conduits, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by Mortgagee in its sole and absolute discretion.

8.12 Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

8.13 No Oral Modification. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

8.14 Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

8.15 ERISA Compliance. Mortgagor represents and warrants that it has no employees and that it does not offer or maintain any pension, welfare or benefit plan for any managers, members, officers or employees, and that Mortgagor has not violated ERISA. Upon the hiring of any employees, Mortgagor shall at all times comply with ERISA and the contractual and legal requirements of any pension, welfare or benefit plan.

8.16 Patriot Act. Mortgagor represents, warrants and covenants as follows:

(a) Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or Affiliates is in violation of any legal requirements relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(b) Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or Affiliates is a “Prohibited Person” which is defined as follows:

(i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person or entity with whom Mortgagor is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the Executive Order and the Patriot Act;

(iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control; and

(vi) a person or entity who is affiliated with a person or entity listed above.

(c) Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or Affiliates will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

ARTICLE 9

Particular Provisions

9.01 Joint and Several. If more than one party constitute Mortgagor hereunder, each such party shall be jointly and severally liable hereunder.

9.02 Environmental Regulations. (a) Mortgagor shall furnish to Mortgagee, at Mortgagor’s expense, a report by an independent and licensed engineer satisfactory to Mortgagee, stating that the Mortgaged Property and any buildings and other improvements and additions thereon are (i) free of toxic waste, asbestos, PCBs, petroleum products or by-products, other “‘Hazardous Materials” (as defined below in this Section), or other deleterious materials which impair, in the opinion of Mortgagee, the value of the Mortgaged Property or otherwise may pose a health risk to persons, animals or vegetation, and (ii) in compliance with all applicable laws, rules, regulations or orders pertaining to health, the environment or Hazardous Materials. Such report shall be delivered to Mortgagee on the date hereof. If such engineer’s report recommends that any work be done to the Mortgaged Property, or if Mortgagee requires that any work be done to the Mortgaged Property, to satisfy the conditions set forth in clauses (i) and (ii) of this paragraph, such work shall be done by Mortgagor within 30 days of the date of this Mortgage, and, at Mortgagee’s option, Mortgagor shall place in escrow with Mortgagee an amount which is sufficient, in the opinion of Mortgagee, to pay for the cost of such work. Mortgagor shall provide Mortgagee with documentation of the completion of such work.

(b) Mortgagor covenants, represents and warrants, to the best of its knowledge and belief, except as set forth in any written environmental report furnished to Mortgagee by or on behalf of Mortgagor in connection with the Loan: (i) that the Mortgaged Property does not contain and will not contain (A) asbestos in any form; (B) urea formaldehyde foam insulation; (C) transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls (PCBs); (D) fuel oil, gasoline, other petroleum products or by-products, or (E) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, or any pollutant or contaminant, or related materials defined in or controlled pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation; or which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of the Mortgaged Property or the owners of the Mortgaged Property (the substances described in (A), (B), (C), (D) or (E) above are referred to collectively herein as “Hazardous Materials”), (ii) that the Mortgaged Property and any buildings and other improvements and additions previously, now or hereafter located thereon, are not now being used nor have ever been used and will never be used for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials whether by Mortgagor, any prior owner of the Mortgaged Property or any tenant or prior tenant of the Mortgaged Property; (iii) that there has never been any Hazardous Materials Release (as defined below in this Section) on, from or affecting the Mortgaged Property; (iv) that none of the Mortgaged Property, any previous owner of the Mortgaged Property, nor Mortgagor are subject to any past, existing, pending, or threatened notice, summons, citation, directive, investigation, litigation, proceeding, inquiry, lien, encumbrance or restriction, settlement, remedial, response, cleanup or closure arrangement or any other remedial obligations by or with any governmental authority (collectively “Regulatory Actions”) under, or are in violation of, any applicable laws, rules, regulations or orders pertaining to health, the environment or Hazardous Materials; and (v) that none of the Mortgaged Property and any buildings and other improvements and additions previously or now located thereon have ever been used as an industrial or manufacturing facility or as a petroleum storage, refining or distribution facility or terminal, or a gasoline station, whether by Mortgagor, any prior owner or any tenant or prior tenant of the Mortgaged Property. Mortgagor does not know and has no reason to know of any violation of the foregoing representations, warranties and covenants.

(c) Mortgagor represents, warrants and covenants that with respect to the Mortgaged Property and any buildings and other improvements and additions thereon, the Mortgagor (i) shall comply with and ensure compliance by all tenants and other occupants with all applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials, (ii) shall not store, utilize, generate, treat, transport or dispose (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Mortgaged Property, (iii) shall ensure that all tenant leases of the Mortgaged Property contain agreements requiring tenant’s compliance with the requirements of the foregoing clauses (i) and (ii); and (iv) shall cause any tenant or other person or entity using and/or occupying any part of the Mortgaged Property to comply with the representations, warranties and covenants contained in this Section.

(d) In the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials on the Mortgaged Property or in the event of any Hazardous Materials Release, Mortgagor shall as soon as is possible, at the direction of Mortgagee or any federal, state, or local authority or other governmental authority, remove any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply with the laws, rules, regulations or orders of such authority, all at the expense of Mortgagor, including without limitation, the undertaking and completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Mortgaged Property. If Mortgagor shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within any reasonable cure period set by Mortgagee, or within the cure period permitted under the applicable regulation or order, whichever period expires first, the same shall constitute an Event of Default under Article 5 hereof, and Mortgagee shall have the right, at its sole option, to accelerate the maturity of the Mortgage indebtedness and declare the indebtedness secured hereby due and payable, and either in addition to or in lieu of the foregoing, at Mortgagee’s sole option, Mortgagee may, but shall not be obligated to, do whatever is necessary to eliminate such Hazardous Materials from the Mortgaged Property or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Mortgagor pursuant to this Section, and the cost thereof shall be part of the indebtedness secured hereby and shall become immediately due and payable without notice. In addition to and without limiting Mortgagee’s rights pursuant to this Mortgage, Mortgagor shall give to the Mortgagee and its agents and employees access to the Mortgaged Property and all buildings and other improvements and additions thereon for such purposes and hereby specifically grants to Mortgagee a license to remove the Hazardous Materials and otherwise comply with applicable laws, rules, regulations or orders, acting either in its own name or in the name of the Mortgagor pursuant to this Section.

(e) Mortgagor shall indemnify and save Mortgagee and each of its shareholders, subsidiaries, Affiliates, officers, directors, partners, and trustees and any receiver, trustee or other fiduciary appointed for the Mortgaged Property harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, fees and disbursements of attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to any “Environmental Liabilities” (as defined below) in connection with the Mortgaged Property or any buildings previously, now or hereafter located thereon. For purposes of this indemnification clause, “Environmental Liabilities” shall include all costs and liabilities with respect to the past, present or future presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a “Hazardous Materials Release”), including without limitation, (i) cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Mortgaged Property relating to the foregoing and (ii) injury to person or property in any manner related to a Hazardous Materials Release on, near or from the Mortgaged Property or otherwise related to environmental matters on or near the Mortgaged Property. Hazardous Materials Release shall also include by means of any contamination, leaking, corrosion or rupture of or from underground or above ground storage tanks, pipes or pipelines.

(f) Mortgagor shall promptly notify Mortgagee in writing of the occurrence of any Hazardous Materials Release or any pending or threatened Regulatory Actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from, the Mortgaged Property, or any buildings or other improvements or additions previously, now or hereafter located thereon and shall promptly furnish Mortgagee with copies of any correspondence or legal pleadings or documents in connection therewith. Mortgagee shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Mortgaged Property.

(g) The liability of Mortgagor to Mortgagee pursuant to, by reason of or arising from the representations, warranties, covenants and indemnities provided for this Section is not limited by any exculpatory provision contained herein or in the Note or in the other documents further securing the indebtedness secured hereby and shall survive the payment in full of the Note and the satisfaction or assignment of this Mortgage following such payment, any foreclosure of this Mortgage, any transfer of the Premises by deed in lieu of foreclosure, any transfer of the Premises or interests therein or any change in ownership thereof.

(h) In the event this Mortgage is foreclosed, or Mortgagor tenders a deed in lieu of foreclosure, Mortgagor shall deliver the Mortgaged Property to Mortgagee free of any and all Hazardous Materials and any liens, encumbrances and restrictions relating to Environmental Liabilities, so that the conditions of the Mortgaged Property shall conform with all applicable federal, state and local laws, rules, regulations and orders pertaining to health, the environment or Hazardous Materials.

(i) Mortgagor covenants, represents and warrants that to the best of its knowledge and belief, the Mortgaged Property, and any buildings and other improvements and additions previously, now or hereafter located thereon, do not now and never have, contained any underground or aboveground storage tanks, pipes or pipelines for the storage or transportation of Hazardous Materials, including without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks are in operation, not operational, closed, removed or abandoned, except for such underground storage tanks heretofore disclosed to Mortgagee in writing and which are utilized solely for heating oil consumed on the Mortgaged Premises, and which are of a capacity of less than 2,000 gallons, all of which are in compliance with all federal, state and local legal requirements and do not have any leaks or corrosion. Without limiting the generality of the foregoing, Mortgagor is in full compliance with all registration and other requirements of 42 USC § 6991, “Regulation of Underground Storage Tanks” and all federal, state and local laws and regulations implementing the provisions of such act.

ARTICLE 10

Bankruptcy

10.01 Relief From Bankruptcy Stay. Mortgagor agrees that, in the event that Mortgagor, any Guarantor or any of the persons or parties constituting Mortgagor or a Guarantor shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended (“Bankruptcy Code”), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Mortgagee shall thereupon be entitled and Mortgagor irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Mortgagee as provided for herein, in the Note, other loan documents delivered in connection herewith and as otherwise provided by law; and Mortgagor (a) hereby irrevocably waives any right to object to such relief and acknowledges that no reorganization in bankruptcy is feasible; (b) waives its exclusive right pursuant to Section 1121(b) of the Bankruptcy Code to file a plan of reorganization and irrevocably consents to Mortgagee filing a plan immediately upon the entry of an order for relief if an involuntary petition is filed against Mortgagor or upon the filing of a voluntary petition by such Mortgagor; and (c) in the event that Mortgagee shall move pursuant to Section 1121(d) of the Bankruptcy Code for an order reducing the 120-day exclusive period, Mortgagor shall not object to any such motion.

ARTICLE 11

Foreclosure Judgment

11.01 (a) Mortgagor agrees that the obligations and liabilities of Mortgagor under this Mortgage shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of any entry of any foreclosure judgment in respect of this Mortgage.

(b) All payment obligations of the Mortgagor under this Mortgage, (collectively, the “Payment Obligations”) including but not limited to, payment of Impositions, insurance premiums, expenses of Mortgagee (including without limitation expenses to be reimbursed pursuant to Section 8.06 hereof, and all other expenses incurred by Mortgagee in connection with its ownership of this Mortgage and the Note, the enforcement of its right under this Mortgage and this Note, or the enforcement of any judgment of foreclosure or any deficiency judgment), in any proceeding whatsoever, including a bankruptcy proceeding, shall not merge into any foreclosure judgment and shall continue in full force and effect upon any entry of any foreclosure judgment.

(c) Upon the entry of a foreclosure judgment in respect of the Mortgage, Mortgagor shall continue to perform its obligations under the Mortgage, including, but not limited to, payment of all Payment Obligations.

(d) In the event, upon entry of a foreclosure judgment in respect of the Mortgage, Mortgagor fails to perform any of its obligations under the Mortgage, including but not limited to, the Payment Obligations: (i) Mortgagee may, but shall not be obligated to, perform said obligations, (ii) Mortgagor shall remain liable to Mortgagee for Mortgagee’s performance of Mortgagor’s obligations under the Mortgage, and (iii) Mortgagee shall be entitled to any remedies available under the Mortgage for Mortgagor’s failure to perform its obligations.

(e) The obligations and liabilities under this paragraph 11.01 shall survive any entry of any foreclosure judgment in respect of the Mortgage.

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IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed on the day and year first above written.

MORTGAGOR:
TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, its Sole Member

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partners

		By:	/s/ James Wolford
Name: James Wolford
Title: CFO

ATTEST/WITNESS:

By:	/s/ Dalila Bueno
Name: Dalila Bueno

The undersigned executes this Mortgage solely for the purpose of acknowledging and agreeing to the provisions of Paragraph 8.04 hereinabove and the undersigned hereby accepts his appointment as the “Agent” herein listed.

/s/ James Wolford
Name: James Wolford

EXHIBIT A

LEGAL DESCRIPTION

Exhibit A